PROSPECTUS SUPPLEMENT
(To Prospectus dated December 12, 2001)

                                 $647,942,733
                              SSB RV Trust 2001-1

Salomon Brothers Realty Corp.                  SSB Vehicle Securities Inc.
          Seller                                          Depositor

                      The CIT Group/Sales Financing, Inc.
                                   Servicer
                             ---------------------

                                                                                                                         Final
                                                               Proceeds to                                 First       Scheduled
                       Principal      Price to   Underwriting       the       Interest    Distribution  Distribution  Distribution
                         Amount        Public      Discount    Depositor(2)     Rate          Date          Date          Date
                         ------        ------      --------    ------------     ----          ----          ----          ----
                                                                                           Monthly on   January 15,   January 15,
Class A-1 Notes...... $ 29,400,000   100.00000%        0.100%    99.90000%       1.915%     the 15th        2002          2003
                                                                                           Monthly on   January 15,   December 15,
Class A-2 Notes...... $237,000,000   99.99482%(1)      0.150%    99.84482%(1)    2.89%      the 15th        2002          2008
                                                                                           Monthly on   January 15,   February 15,
Class A-3 Notes...... $190,000,000   99.98241%(1)      0.250%    99.73241%(1)    4.74%      the 15th        2002          2013
                                                                                           Monthly on   January 15,   December 15,
Class A-4 Notes...... $ 74,000,000   99.97564%(1)      0.300%    99.67564%(1)    5.81%      the 15th        2002          2014
                                                                                           Monthly on   January 15,    April 15,
Class A-5 Notes...... $ 47,888,000   99.99398%(1)      0.350%    99.64398%(1)    6.30%      the 15th        2002          2016
                                                                                           Monthly on   January 15,    April 15,
Class B Notes........ $ 24,298,000   99.98992%(1)      0.450%    99.53992%(1)    6.64%      the 15th        2002          2018
                                                                                           Monthly on   January 15,   December 15,
Class C Notes........ $ 22,678,000   99.95604%(1)      0.550%    99.40604%(1)    7.03%      the 15th        2002          2019
                                                                                           Monthly on   January 15,   January 15,
Class D Notes........ $ 22,678,733   99.94788%(1)      0.600%    99.34788%(1)    7.42%      the 15th        2002          2023

--------------
(1)Plus accrued interest, if any, from December 1, 2001.
(2)Before deducting expenses expected to be $650,000.

Principal will be paid to the Class A Noteholders in sequential order. The Class B Notes are subordinated to the Class A Notes. The Class B Notes will not receive distributions of principal until after the Class A Notes are paid in full. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. The Class C Notes will not receive distributions of principal until after the Class A Notes and the Class B Notes are paid in full. The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes. The Class D Notes will not receive distributions of principal until after the Class A Notes, the Class B Notes and the Class C Notes are paid in full.

The Trust also will issue Asset Backed Certificates pursuant to the Trust Agreement which will be entitled to certain amounts remaining after payments on the Notes, Trust expenses and other required amounts. Payments on the Certificates will be subordinated to payments of principal of and interest on the Notes to the extent described herein. Only the Notes are being offered hereby.

These Notes are obligations of SSB RV Trust 2001-1 and are backed by the assets of the Trust. Neither these Notes nor the assets of the Trust are obligations of or interests in Salomon Brothers Realty Corp., SSB Vehicle Securities Inc., The CIT Group/Sales Financing, Inc. or any of their respective affiliates.

Before you purchase these Notes, be sure you understand the structure and risks. See "Risk Factors" beginning on page S-12 of this Prospectus Supplement and page 8 of the accompanying Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved the Notes or determined that this Prospectus Supplement and Prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
                                ---------------
These Notes are offered subject to availability. We expect that these Notes will be delivered in book-entry form on or about December 27, 2001 through the facilities of DTC, Clearstream and Euroclear.
                                ---------------
                                 Class A Notes
Salomon Smith Barney
                Countrywide Securities Corporation
                                               Utendahl Capital Partners, L.P.

                      Class B, Class C and Class D Notes

                             Salomon Smith Barney
December 13, 2001

Content of Prospectus Supplement and Prospectus

         We provide information to you about the Notes in two separate documents that provide different levels of detail: (a) the Prospectus, which provides general information, some of which may not apply to the Notes, and
(b) this Prospectus Supplement, which describes the specific terms of the Notes.

         If the descriptions of your Notes vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

         We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents on page S-3 of this document provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Defined Terms" on page S-68 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 59 in the Prospectus.

Limitations on Offers or Solicitations

         We do not intend this document to be an offer or solicitation:

         (A) if used in a jurisdiction in which the offer or solicitation is not authorized;

         (B) if the person making the offer or solicitation is not qualified to do so; or

         (C) if the offer or solicitation is made to anyone to whom it is unlawful to make that offer or solicitation.

Transactions That May Affect the Price of the Notes

         Persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. These transactions may include stabilizing and the purchase of Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" in this Prospectus Supplement.

                            REPORTS TO NOTEHOLDERS

         Unless and until the Notes are issued in definitive certificated form, The CIT Group/Sales Financing, Inc., as servicer, will send monthly and annual unaudited reports containing information concerning the Receivables and payments in respect of the Notes only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. SSB Vehicle Securities Inc., as depositor of the Trust, will file with the SEC those periodic reports that are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

                               Table of Contents

                             Prospectus Supplement
                             ---------------------

                                                                        Page
                                                                        ----

Summary of Terms..........................................................S-4
Risk Factors.............................................................S-12
The Trust................................................................S-16
The Receivables Pool.....................................................S-18
The Originators and the Servicer.........................................S-24
CIT's Recreational Vehicle Financing Programs............................S-25
The Depositor............................................................S-30
Use of Proceeds..........................................................S-30
Weighted Average Life of the Securities..................................S-30
Description of the Notes.................................................S-41
Certain Information Regarding the Notes..................................S-48
Description of the Transfer And Servicing Agreements.....................S-51
Description of the Certificates..........................................S-64
Material Federal Income Tax Consequences.................................S-65
ERISA Considerations.....................................................S-65
Underwriting.............................................................S-66
Legal Matters............................................................S-68
Index of Defined Terms...................................................S-69



                                  Prospectus
                                  ----------

                                                                        Page
                                                                        ----

Summary of Terms...........................................................3
The Trusts................................................................12
The Receivables Pools.....................................................14
Weighted Average Life of the Securities...................................15
Pool Factors and Trading Information......................................16
Use of Proceeds...........................................................17
The Company...............................................................17
Description of the Notes..................................................17
Description of the Certificates...........................................21
Certain Information Regarding the Securities..............................22
Description of the Transfer and Servicing Agreements......................30
Certain Legal Aspects of the Receivables..................................39
Material Federal Income Tax Consequences..................................43
ERISA Considerations......................................................56
Plan of Distribution......................................................58
Legal Opinions............................................................58
Index of Terms............................................................59
ANNEX I: Global Clearance, Settlement and
    Tax Documentation Procedures.........................................I-1

                               Summary of Terms

    The following description is only a summary of the main terms of the Notes. For this reason, it does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary and in the Prospectus.

Issuer.....................................................  SSB RV  Trust  2001-1  (the  "Trust"),  a  Delaware  business trust.

Seller of the Receivables..................................  Salomon   Brothers  Realty  Corp.,  a  New  York  corporation
                                                             ("Salomon  Brothers  Realty"  and,  in  such  capacity,   the
                                                             "Seller").

Servicer of the Receivables................................  The  CIT  Group/Sales  Financing,  Inc.  ("CITSF")  (in  such capacity, the "Servicer").

Back-up Servicer of the Receivables........................  GMAC  Mortgage  Corporation  will  agree  to act  as  back-up
                                                             servicer  (the  "Back-up   Servicer")   and  to  service  the
                                                             Receivables  in the event  CITSF  resigns  or is  removed  as
                                                             Servicer.

Originators of the Receivables.............................  CITSF  and  The  CIT   Group/Consumer   Finance,   Inc.  (NY)
                                                             ("CITCF-NY") (each an "Originator" and collectively "CIT").

Depositor..................................................  SSB   Vehicle   Securities   Inc.   (the   "Depositor"),    a
                                                             bankruptcy-remote, special-purpose Delaware corporation.

Indenture Trustee..........................................  U.S. Bank National Association (the "Indenture  Trustee"),  a
                                                             national banking association.

Bond Administrator.........................................  Citibank,   N.A.  (the  "Bond  Administrator"),   a  national
                                                             banking association.

Owner Trustee..............................................  Wilmington  Trust  Company,  a Delaware  banking  corporation
                                                             (the "Owner Trustee").

Securities Issued by the Trust.............................  The  Trust  will  issue  the  Notes  described  on the  cover page.  The Trust will also issue  Asset  Backed  Certificates
                                                             (the   "Certificates"   and  together  with  the  Notes,  the
                                                             "Securities")   pursuant   to  the   Trust   Agreement.   The
                                                             Certificates,  which will be issued to the Certificate  Trust on the Closing Date and are not being  offered  hereby,  will be entitled to certain  amounts  remaining  after payments on the Notes,  Trust  expenses and other required  amounts,  and will be  subordinate  to the  Notes to the  extent  described
                                                             herein.   The   beneficial    ownership   interest   in   the
                                                             Certificate   Trust   (the   "Beneficial    Interest")   will
                                                             initially  be held by the  Seller  or an  affiliate  thereof.
                                                             The assets of the Trust will secure the Securities.

The Receivables............................................  The Trust's  main source of funds for making  payments on the
                                                             Notes  will  be  collections  on  its  recreational   vehicle
                                                             simple  interest  and  precomputed  retail  installment  sale contracts  and direct loans (the  "Receivables").  All of the
                                                             Receivables  will be  secured  by new and  used  recreational
                                                             vehicles   financed

                                                     S-4

                                                             thereby and will provide for equal monthly payments over the terms of the Receivables. The "Receivables" will have an
                                                             aggregate principal balance of approximately $647,942,733.07 as of the close of business on November 30, 2001 (the
                                                             "Cutoff Date"). As of the Cutoff Date, the weighted average annual percentage rate (the "APR") of the Receivables was
                                                             approximately 9.82%, the weighted average scheduled maturity of the Receivables was approximately 163 months, and the
                                                             weighted average original maturity of the Receivables was
                                                             approximately 182 months. No Receivable has a scheduled
                                                             maturity later than January 7, 2022.

                                                             The "Original Pool Balance" will be equal to the principal balance of the Receivables as of the Cutoff Date.

                                                             See "The Receivables Pool" in this Prospectus Supplement.

Closing Date...............................................  On or about December 27, 2001.

Terms of the Notes

      A.  Distribution Dates...............................  Payments  of  interest  and  principal  on the Notes  will be made on the 15th  day of each  month  or,  if any such day is not a  Business  Day,  on the next  succeeding  Business  Day
                                                             (each,  a  "Distribution  Date"),  commencing  on January 15,
                                                             2002.  Each  reference to a "Payment  Date" in the Prospectus shall refer to a Distribution Date herein.

      B.  Per Annum Interest Rates.........................  Class A-1 Rate..................................1.915%
                                                             Class A-2 Rate...................................2.89%
                                                             Class A-3 Rate...................................4.74%
                                                             Class A-4 Rate...................................5.81%
                                                             Class A-5 Rate...................................6.30%
                                                             Class B Rate.....................................6.64%
                                                             Class C Rate.....................................7.03%
                                                             Class D Rate.....................................7.42%

      C.  Interest Accrual Period..........................  The "Interest  Accrual Period" for the Class A-1 Notes,  with respect to any  Distribution  Date,  will be the period  from and  including the  preceding  Distribution  Date through and including  the day  immediately  prior  to such  Distribution
                                                             Date with  interest  calculated  on the  basis of the  actual number of days in the related  Interest  Accrual Period and a
                                                             360-day  year.   Notwithstanding  the  foregoing,  the  first
                                                             Interest  Accrual  Period  for the Class A-1 Notes will begin on and include  the Closing  Date and will end on and include
                                                             January  14,  2002.  The  "Interest  Accrual  Period" for the
                                                             Notes  (other than the Class A-1 Notes),  with respect to any
                                                             Distribution  Date,  will be the  period  from and  including the  first  day  of  the  preceding  calendar  month  to  and including  the  last  day of the  preceding  calendar  month, with  interest

                                                    S-5

                                                             calculated  on the  basis of a  360-day  year consisting of twelve 30-day months.

      D.  Principal

        (1) Sequential Payment among Classes...............  Principal  will  be  paid to the  Noteholders  in  sequential order.  No principal  payments  will be made on the Class A-2
                                                             Notes  until the Class A-1 Notes  have been paid in full.  No principal  payments  will  be  made on the  Class  A-3  Notes until  the  Class  A-2  Notes  have  been  paid in  full.  No principal  payments  will  be  made on the  Class  A-4  Notes until  the  Class  A-3  Notes  have  been  paid in  full.  No principal  payments  will  be  made on the  Class  A-5  Notes until  the  Class  A-4  Notes  have  been  paid in  full.  No principal  payments  will be made on the Class B Notes  until the  Class A-5 Notes  have  been paid in full.  No  principal payments  will be made on the  Class C Notes  until the Class
                                                             B Notes have been paid in full.  No principal  payments  will be made on the Class D Notes  until  the  Class C Notes  have been paid in full.

        (2) Final Scheduled Distribution Dates.............  The  Trust  must pay the  outstanding  principal  amount of a
                                                             Class of Notes,  to the extent not  previously  paid,  by the following date:

                                                             Class                Final Scheduled Distribution Date
                                                             -----                ---------------------------------
                                                             A-1 ..................................January 15, 2003
                                                             A-2..................................December 15, 2008
                                                             A-3..................................February 15, 2013
                                                             A-4..................................December 15, 2014
                                                             A-5.....................................April 15, 2016
                                                             B.......................................April 15, 2018
                                                             C....................................December 15, 2019
                                                             D.....................................January 15, 2023

        (3) Amount of Principal Payable on
           Each Distribution Date..........................  In  general,  the Trust will make  payments of  principal  on
                                                             the  Notes  on  a   Distribution   Date,  to  the  extent  of
                                                             available  funds,  in an  amount  equal  to  the  sum  of the following:

                                                             o   the principal  collections  from the  Receivables  during
                                                                 the prior month,

                                                             o   unrecovered  principal of any defaulted  Receivable  that
                                                                 was liquidated during that month,

                                                             o   unrecovered principal of any Receivable that became subject to a court order reducing the amount payable on such
                                                                 Receivable, and

                                                             o   the portion allocable to principal of the amount collected on any Receivable that was repurchased by an Originator or the Servicer pursuant to the Sale and Servicing Agreement.

                                                    S-6

The Certificates...........................................  The  Certificates  will have no  principal  balance  and will
                                                             not   accrue   interest.   Payments   will  be  made  on  the
                                                             Certificates  on each  Distribution  Date only to the  extent of  available  funds  after  payments  on  the  Notes,  Trust expenses and other required amounts.

Priority of Payments.......................................  On  each  Distribution  Date,  the  Bond  Administrator,   on
                                                             behalf of the Indenture  Trustee,  acting solely on the basis of  information  provided to it by the  Servicer,  will apply
                                                             the  Trust's   available   funds,   as   described   in  this
                                                             Prospectus Supplement, as follows:

                                                             o   first, to pay the Servicer the Servicing Fee for the related
                                                                 Collection Period and all accrued and unpaid Servicing Fees owed from prior Collection Periods,

                                                             o   second, to pay CITSF the Supplemental Servicing Fee,

                                                             o   third, to pay the Indenture Trustee, the Owner Trustee, the
                                                                 Bond Administrator and the Back-up Servicer, respectively, the fee payable to that party,

                                                             o   fourth, to pay interest on the Class A Notes,

                                                             o   fifth,   to  deposit  into  the  Principal   Distribution
                                                                 Account the First Allocation of Principal, if any,

                                                             o   sixth, to pay interest on the Class B Notes,

                                                             o   seventh, to deposit into the Principal Distribution Account the Second Allocation of Principal, if any, reduced by any
                                                                 First Allocation of Principal paid pursuant to the third
                                                                 item above,

                                                             o   eighth, to pay interest on the Class C Notes,

                                                             o   ninth, to deposit into the Principal Distribution Account, the Third Allocation of Principal, if any, reduced by (i)
                                                                 any First Allocation of Principal paid pursuant to the fifth item above, and (ii) any Second Allocation of Principal paid pursuant to the seventh item above,

                                                             o   tenth, to pay interest on the Class D Notes,

                                                             o   eleventh, to deposit into the Principal Distribution
                                                                 Account, the Regular Principal Allocation, reduced by (i)
                                                                 any First Allocation of Principal paid pursuant to the fifth item above, (ii) any Second Allocation of Principal paid
                                                                 pursuant to the seventh item above, and (iii) any Third
                                                                 Allocation of Principal paid pursuant to the ninth item
                                                                 above,

                                                             o   twelfth,  to deposit  into the Reserve  Account an amount
                                                                 up to the Reserve Account Required Amount,

                                                  S-7

                                                             o   thirteenth,  to pay  any  accrued  and  unpaid  fees  and
                                                                 expenses to the extent not otherwise paid, and

                                                             o   fourteenth,   to  pay  the  remainder,  if  any,  to  the
                                                                 Certificate Distribution Account.

Distributions from the Principal
Distribution Account.......................................  On each  Distribution  Date,  all amounts  deposited into the
                                                             Principal    Distribution    Account    will   be   generally
                                                             distributed in the following order of priority:

                                                             o   first, to the Class A-1  Noteholders  until they are paid
                                                                 in full;

                                                             o   second,  to the  Class  A-2  Noteholders  until  they are
                                                                 paid in full;

                                                             o   third, to the Class A-3  Noteholders  until they are paid
                                                                 in full;

                                                             o   fourth,  to the  Class  A-4  Noteholders  until  they are
                                                                 paid in full;

                                                             o   fifth, to the Class A-5  Noteholders  until they are paid
                                                                 in full;

                                                             o   sixth,  to the Class B  Noteholders  until  they are paid
                                                                 in full;

                                                             o   seventh,  to the Class C Noteholders  until they are paid
                                                                 in full; and

                                                             o   eighth,  to the Class D  Noteholders  until they are paid
                                                                 in full.

Optional Redemption........................................  The  outstanding  Notes will be  subject to early  retirement on  any  Distribution  Date  on  which  the  Servicer  or the
                                                             holder   of  the   Certificates   (the   "Certificateholder")
                                                             exercises  its  option  to  purchase  the  Receivables.   The
                                                             Servicer,  upon 30 days  prior  notice,  or, if the  Servicer elects not to  exercise  that  right,  the  Certificateholder
                                                             (if the  Certificateholder  is not the Seller,  the Depositor
                                                             or an affiliate  thereof) may purchase the  Receivables  when the  Pool  Balance  has  declined  to  10%  or  less  of  the
                                                             Original  Pool  Balance.  The  redemption  price of the Notes will be equal to the unpaid  principal  amount of those Notes plus  accrued and unpaid  interest on those Notes and will be distributed in the priority  described  above under "Priority of Payments."

                                                     S-8

Credit Enhancement

      A.  Reserve Account..................................  On the Closing Date,  the amount in the Reserve  Account will
                                                             be  approximately   $6,479,427.33   which  is  1.00%  of  the
                                                             Original  Pool  Balance.  Thereafter,  on  each  Distribution
                                                             Date,  the  required  amount for the Reserve  Account will be the lesser of  approximately  $12,958,854.66  (which is equal to 2.00% of the  Original  Pool  Balance)  and the  aggregate
                                                             principal   amount  of  the  Notes  after  giving  effect  to
                                                             distributions on such Distribution Date.

                                                             Additional deposits to the Reserve Account out of funds
                                                             available for distribution will occur on any Distribution
                                                             Date on which:

                                                             o   the  amount on  deposit  in the  Reserve  Account is less
                                                                 than the Specified Reserve Amount, and

                                                             o   there are available funds remaining for distribution after the required distributions having a higher priority on that
                                                                 Distribution Date.

                                                             After the Closing Date, no additional deposits into the
                                                             Reserve Account will come from any source other than
                                                             deposits out of available funds to the extent described
                                                             above.

                                                             To the extent of funds available in the Reserve Account, the
                                                             Bond Administrator, on behalf of the Indenture Trustee, will apply such funds as follows, up to the amount of any
                                                             shortfall in the Total Distribution Amount:

                                                             o   to pay the Servicing Fee,

                                                             o   to pay the Supplemental Servicing Fee,

                                                             o   to pay  the  respective  fees of the  Indenture  Trustee,
                                                                 the  Owner  Trustee,   the  Bond  Administrator  and  the
                                                                 Back-up Servicer,

                                                             o   to pay interest on the Notes,

                                                             o   if such Distribution Date is the Final Scheduled
                                                                 Distribution Date of any Class of Notes, to pay such Class of Notes the amount necessary to reduce its principal
                                                                 balance to zero,

                                                             o   to the extent not included in the preceding clause, to pay principal to the Notes in the amount of the excess, if any, by which the aggregate outstanding principal amount of the
                                                                 Notes (after giving effect to distributions of the Total
                                                                 Distribution Amount on such Distribution Date) exceeds the
                                                                 Pool Balance with respect to such Distribution Date, and

                                                     S-9

                                                             o   if such Distribution Date is the Reserve Account Pay-Down
                                                                 Date, the amount necessary to reduce the principal balance of the Notes to zero.

      B.  Subordination....................................  Distributions  on the  Class  B  Notes  are  subordinated  to payments  on the  Class  A  Notes  as  provided  above.  This subordination  of  distributions  on the  Class  B  Notes  is intended to increase the  likelihood  that the Trust will not default in making payments due on the Class A Notes.

                                                             Distributions on the Class C Notes are subordinated to
                                                             payments on the Class A Notes and Class B Notes as provided above. This subordination of distributions on the Class C
                                                             Notes is intended to increase the likelihood that the Trust will not default in making payments due on the Class A Notes and Class B Notes.

                                                             Distributions on the Class D Notes are subordinated to
                                                             payments on the Class A Notes, Class B Notes and Class C
                                                             Notes as provided above. This subordination of distributions on the Class D Notes is intended to increase the likelihood that the Trust will not default in making payments due on
                                                             the Class A Notes, Class B Notes and Class C Notes.

                                                             Distributions on the Certificates are subordinated to
                                                             payments on the Notes as provided above. This subordination of distributions on the Certificates is intended to increase the likelihood that the Trust will not default in making
                                                             payments due on the Notes.

Certificate Trust..........................................  On the Closing  Date,  the  Certificates  will be issued to a
                                                             Delaware  business  trust  (the  "Certificate   Trust").  The
                                                             Certificate  Trust will be created  pursuant to an  agreement
                                                             (the  "Certificate  Trust  Agreement")  to  be  dated  as  of
                                                             December 1, 2001 between the Depositor and  Wilmington  Trust
                                                             Company,  as  owner  trustee.   The  Certificate  Trust  will
                                                             issue the  Beneficial  Interest,  the  holder  of which  will initially be the Seller or an affiliate thereof.

Paid-Ahead Account.........................................  Early  payments by or on behalf of  Obligors  on  Precomputed
                                                             Receivables  which  do  not  constitute  scheduled  payments, full  prepayments or certain partial  prepayments that result in a reduction of an  Obligor's  periodic  payment  below the scheduled  payment  as of the Cutoff  Date will be  deposited into the  Paid-Ahead  Account (as defined  below)  until such
                                                             time  as  the   paid-ahead   amount  becomes  due.  See  "The
                                                             Receivables Pool".

Monthly Advances...........................................  In  connection  with each  Distribution  Date,  the  Servicer will make cash  advances  (each,  an  "Advance") to the Trust in the  amount  of the  interest  portion  of all  delinquent
                                                             monthly   payments  on  the   receivables   for  the  related
                                                             Collection  Period to the extent it deems,  in its reasonable judgement,  those

                                                     S-10

                                                             Advances to be recoverable from future payments and
                                                             collections on or in respect of the Receivables. The
                                                             Servicer will not be obligated to make any advance with
                                                             respect to the principal portion of any delinquent monthly payment.

Tax Status.................................................  In the  opinion of Sidley  Austin  Brown & Wood LLP,  special federal  tax  counsel to the Trust,  for  federal  income tax purposes,  the Notes will be  characterized  as debt, and the
                                                             Trust  will  not be  characterized  as an  association  (or a
                                                             publicly  traded  partnership)   taxable  as  a  corporation.
                                                             Each  Noteholder,  by the acceptance of a Note, will agree to treat  the  Notes  as  indebtedness.  See  "Material  Federal
                                                             Income Tax  Consequences"  in this Prospectus  Supplement and
                                                             "Material  Federal Income Tax Consequences" in the Prospectus
                                                             for  additional  information  concerning  the  application of federal income tax laws to the Trust and the Notes.

Money Market Eligibility...................................  The   Class   A-1   Notes   will   have  a  Final   Scheduled
                                                             Distribution  Date on January 15,  2003.  The Class A-1 Notes
                                                             will be eligible  securities  for  purchase  by money  market funds  under Rule 2a-7 under the  Investment  Company  Act of
                                                             1940. A fund should  consult with its advisor  regarding  the eligibility  of the Class A-1 Notes  under  Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations.......................................  Subject  to  the   considerations   discussed   under  "ERISA
                                                             Considerations"  in  this  Prospectus  Supplement  and in the
                                                             Prospectus,  the Notes  may,  in  general,  be  purchased  by employee benefit plans.

                                                             See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Rating of the Notes........................................  It is a condition  of the  issuance of the Notes that they be
                                                             assigned   the   following   ratings  by  Moody's   Investors
                                                             Service,  Inc.  ("Moody's")  and by Standard & Poor's Ratings
                                                             Services  ("S&P") and,  together  with  Moody's,  the "Rating
                                                             Agencies").

                                                             Notes                    Moody's           S&P
                                                             -----                    --------          ---
                                                             Class A-1 Notes          Prime-1           A-1+
                                                             Class A-2 Notes          Aaa               AAA
                                                             Class A-3 Notes          Aaa               AAA
                                                             Class A-4 Notes          Aaa               AAA
                                                             Class A-5 Notes          Aaa               AAA
                                                             Class B Notes            Aa2               AA
                                                             Class C Notes            A2                A
                                                             Class D Notes            Baa3              BBB

                                                             A rating is not a recommendation to buy, sell or hold
                                                             securities. There can be no assurance that the ratings will not be lowered or withdrawn at any time by either of the
                                                             Rating Agencies.

                                 RISK FACTORS

         The following information, which you should carefully consider before investing in the Notes, identifies certain significant sources of risk associated with an investment in the Notes. You should also carefully consider the information set forth under "Risk Factors" in the Prospectus before you invest in the Notes.

Your Ability to Resell the Notes is Limited

         You might not be able to sell your Notes when you want. There is currently no secondary market for the Notes. The Underwriters currently intend to participate in resales of the Notes, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that you will be able to resell your Notes. If a secondary market for the Notes does develop, it may not continue.

The Originators' Obligations are Limited

         The Originators are not obligated to make any distributions of principal or interest on the Notes. The Originators' only obligation to make any payment in respect of the Receivables is their obligation to repurchase from the Trust those Receivables with respect to which it breached certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale, Assignment and Transfer of Receivables" in this Prospectus Supplement. There is no guarantee, however, that the Originators will have the financial ability to repurchase any of those Receivables.

The Seller's and the Depositor's Obligations are Limited

         Neither the Seller nor the Depositor is obligated to make any distributions of principal or interest on the Notes.

Delays in Processing Payments May Occur if CITSF Ceases to be the Servicer

         The Servicer is not obligated to make any payments in respect of the Notes or the Receivables. However, if CITSF were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect of the Receivables could occur and result in delays in payments to you. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Termination Event" in this Prospectus Supplement.

Your Receipt of Payments on the Notes Depends on the Servicer's Ability to Make Collections on the Receivables

         The Trust's receipt of collections in respect of the Receivables, from which to distribute the amounts payable on your Notes, will depend on the skill and diligence of the Servicer in making collections. If the Servicer fails adequately to make collections for any reason, then payments to the Trust in respect of the Receivables may be delayed or reduced. In that event, it is likely that delays or reductions in the amounts distributed on your Notes would result.

Possibility of Losses because the Custodian will not Cause the Certificates of Title to be Amended or Reissued

         The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. The Trust's not having a first priority perfected security interest in some of the Financed Vehicles may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Certain Legal Aspects of the Receivables" in the Prospectus.

Prepayments, Potential Losses and Change in Order of Priority of Payments Following an Indenture Event of Default

         Following the occurrence and during the continuation of an Indenture Event of Default relating to a default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes, the Trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes, will not make any distributions of principal or interest on the Class C Notes until payment in full of principal and interest on the Class A Notes and the Class B Notes and will not make any distributions of principal or interest on the Class D Notes until payment in full of principal and interest on the Class A Notes, Class B Notes and the Class C Notes. If the maturity dates of the Notes are accelerated following the occurrence of an Indenture Event of Default, the Indenture Trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding and then the Class C Notes for so long as any Class C Notes are outstanding), may sell the Receivables and prepay the Notes. The holders of the Class B, Class C and Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes are paid in full. The holders of the Class C and Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes and Class B Notes are paid in full. The holders of the Class D Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes, Class B Notes and Class C Notes are paid in full. See "Description of the Notes--The Indenture--Events of Default; Rights Upon Events of Default" herein. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your Notes. You also may not be paid the full principal amount of your Notes if the assets of the Trust are insufficient to pay the full aggregate principal amount thereof.

You May Suffer Losses Because you Have Limited Control Over Actions of the Trust and Conflicts between Classes of Notes May Occur

         Because the Trust has pledged the property of the Trust to the Indenture Trustee to secure payment on the Notes, the Indenture Trustee may, and at the direction of the specified percentage of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding, which will be the Class B Notes for so long as any Class B Notes are outstanding after the Class A Notes have been paid in full, which will be the Class C Notes after the Class B Notes have been paid in full and which will be the Class D Notes after the Class C Notes have been paid in full) will, take one or more of the other actions specified in the Indenture relating to the property of the Trust, including a sale of the Receivables. Furthermore, the holders of a majority of the Class A Notes, or the Indenture Trustee acting on behalf of the holders of the Class A Notes, under certain circumstances, have the right to waive Servicer Termination Events or to terminate the Servicer without consideration of the effect such waiver or termination would have on the holders of the Class B Notes, Class C Notes or Class D Notes. The holders of the Class B Notes will have only limited rights to direct remedies under the Indenture and will not have the ability to waive Servicer Termination Events or to remove the Servicer until the Class A Notes have been paid in full. The holders of the Class C Notes will not have the ability to waive any Servicer Termination Events or to remove the Servicer until the Class A Notes and the Class B Notes have been paid in full. The holders of the Class D Notes will not have the ability to waive any Servicer Termination Events or to remove the Servicer until the Class A Notes, Class B Notes and the Class C Notes have been paid in full. See "Description of the Transfer and Servicing Agreements--Servicer Termination Event", "--Rights Upon Servicer Termination Event" and "--Waiver of Past Defaults" in this Prospectus Supplement.

Maturity and Prepayment Assumptions are Estimates

         The Obligors on the Receivables may prepay the Receivables at any time without penalty. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, as described in this Prospectus Supplement under "Weighted Average Life of the Notes." In addition, the Originators or the Servicer may be obligated to purchase Receivables with respect to which representations, warranties or covenants have been breached. Moreover, the Servicer, upon 30 days prior notice, or, if the Servicer elects not to exercise that right, the Certificateholder (if the Certificateholder is not the Seller, the Depositor or an affiliate thereof) has the right to purchase the Receivables when the outstanding principal balance of the Receivables has been reduced to 10% or less of the Original Pool Balance of the Receivables. See "Description of the Notes--Optional Redemption" in this Prospectus Supplement. Prepayments on the Receivables or purchases of the Receivables by the Originators, the Servicer or the Certificateholder may affect the average lives of the Notes. Neither the Seller nor the Servicer is able to predict the actual prepayment rates for the Receivables. You will bear all of the reinvestment risk resulting from a faster or slower incidence of prepayment of the Receivables.

Subordination of the Class B Notes, Class C Notes and Class D Notes

         Distributions on the Class B Notes will be subordinated in priority of payment to distributions on the Class A Notes as described in this Prospectus Supplement. The Class B Noteholders will not receive any distributions of principal on a Distribution Date until after the Class A Notes have been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and therefore decreasing the likelihood of payment on the Class B Notes.

         Distributions on the Class C Notes will be subordinated in priority of payment to distributions on the Class A Notes and Class B Notes as described in this Prospectus Supplement. The Class C Noteholders will not receive any distributions of principal on a Distribution Date until after the Class A Notes and Class B Notes have been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and Class B Notes and therefore decreasing the likelihood of payment on the Class C Notes.

         Distributions on the Class D Notes will be subordinated in priority of payment to distributions on the Class A Notes, Class B Notes and Class C Notes as described in this Prospectus Supplement. The Class D Noteholders will not receive any distributions of principal on a Distribution Date until after the Class A Notes, Class B Notes and Class C Notes have been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes, Class B Notes and Class C Notes and therefore decreasing the likelihood of payment on the Class D Notes.

Sources of Funds to Make Payments on the Notes

         The Trust will not have any significant assets or sources of funds to make payments on the Notes other than the Receivables and the Reserve Account. You must rely for repayment of your Notes upon payments on the Receivables and amounts, if any, in the Reserve Account. Although funds in the Reserve Account may be available on each Distribution Date to cover shortfalls in distributions of interest and, under certain limited circumstances, principal on the Notes, the amounts available in the Reserve Account are limited. If the Reserve Account becomes depleted, the Trust will depend solely on current collections on the Receivables to make payments on the Notes. If the collections on the Receivables are insufficient to make payments on the Notes, you may incur a loss.

Yield and Prepayment Considerations

         Each Receivable provides that it is prepayable, without penalty, by the Obligor at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by the Originators due to breach of a representation or warranty, or as a result of the Servicer or the Certificateholder exercising its option to purchase the Receivables Pool. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes.

The Rating Agencies May Downgrade the Ratings of the Notes

         It is a condition to the issuance of the Notes that the Rating Agencies give the Notes the ratings set forth in "Summary of Terms--Rating of the Notes". A rating is not a recommendation to purchase, hold or sell Notes, to the extent that a rating does not reflect an evaluation of market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that you may receive a lower than anticipated yield on your Notes. There is no assurance that a rating will remain for any given period of time or that a Rating Agency will not lower or withdraw its rating in the future if that Rating Agency determines that circumstances so warrant. Any reduction or withdrawal of a rating might have an adverse effect on the liquidity and market price of your Notes.

Significant Geographic Concentration May Expose the Trust to Economic Conditions in Certain States

         As of the Cutoff Date approximately 18.59%, 14.39% and 9.31% of the Receivables (based on principal balance and mailing address of the applicable Obligor) were located in California, Texas and Florida, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Source of Funding for Reserve Account Is Limited

         The Reserve Account will initially be funded by the proceeds of the sale of the Notes. Any additional deposits to the Reserve Account will be funded solely from the excess collections and amounts deposited into the Reserve Account with respect to interest on the Receivables. The excess collections and amounts deposited into the Reserve Account with respect to interest on the loan may not be sufficient to fund the Reserve Account on any Distribution Date up to the specified reserve amount or to replenish the Reserve Account after funds are withdrawn to make payments on the Notes. If payments to you exhaust the Reserve Account and there are no excess collections, you will receive payments solely from collections on the Receivables.
         Excess collections may decline for several reasons, including, but not limited to, the following:

         o Liquidation of Receivables may reduce or eliminate the amount of excess collections that would otherwise have been available.

         o Any event or circumstance which causes the trust to receive less than a full month of interest at the Contract Rate will reduce the amount of excess collections. For example, prepayment in full or a Relief Act Reduction of a Receivable may result in collection of less than a full month of interest at the Contract Rate.

         o Delinquencies on the Receivables will reduce or eliminate excess collections if the Servicer does not make a monthly Advance or if the Servicer reimburses itself for a monthly Advance from collections on other Receivables.

         o Disproportionate prepayments of Receivables with higher Contract Rates will reduce or eliminate the amount of excess collections that would otherwise have been available.

         Prepayments on Receivables, defaults on Receivables or an Event of Default under the Indenture could result in losses on your investment in the Notes. In the event that Receivables are prepaid or the purchasers or co-purchasers of the Financed Vehicles or any other persons who are obligated to make payments thereunder (the "Obligors") default in payment under the Receivables, the amount of excess interest available to reduce the Notes premium could be reduced or eliminated. If an Event of Default under the Indenture occurs and the Receivables are liquidated, the liquidation proceeds may be insufficient to repay the outstanding principal balance of the Notes.

Certain Matters Relating to Insolvency

         The transfer of the Receivables from the each Originator to the Seller, from the Seller to the Depositor and from the Depositor to the Trust will be treated by the Originators, the Seller, the Depositor and the Trust as a sale of the Receivables. In the event of an insolvency of a seller, the trustee-in-bankruptcy of that seller may attempt to recharacterize the sale of the Receivables by that seller for certain non-tax purposes as a borrowing by that seller secured by a pledge of the Receivables. If the trustee-in-bankruptcy decided to legally challenge that transfer, delays in payments on the Notes and possible reductions in the amount payable under the Receivables could occur. That attempt, even if unsuccessful, could result in delays in distributions to you.

         In addition, if a Servicer Event of Default occurs solely because a trustee-in-bankruptcy is appointed for the Servicer, the trustee-in-bankruptcy might have the power to prevent either the Indenture Trustee or the Owner Trustee (the "Trustees" ) from appointing a new Servicer under the Sale and Servicing Agreement.

Risk of Loss

         Since the market value of recreational vehicles generally declines with age and since in certain states the Owner Trustee may not have a first perfected security interest in the Financed Vehicles, the Servicer may not recover the entire amount owing under a defaulted Receivable. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus. In such a case, the Noteholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or could become lower than the outstanding principal balances of the Receivables that they secure. Sufficiently high liquidation losses on the Receivables will have the effect of reducing, and could eliminate the protection against loss afforded to some Noteholders by the subordination of other Noteholders or by the Reserve Account. If the amount available in the Reserve Account is reduced to zero, holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the defaulted Receivables.

Recent Events

         On September 11, 2001, the United States was subject to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Any effect that these terrorist attacks and related military action may have on the performance of the recreational vehicle Receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. You should consider the possible effects of the terrorist attacks and related military action on the delinquency, default and prepayment experience of the motor vehicle loans. In addition, under the Soldiers' and Sailors' Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, may be entitled to reductions in interest rates to an annual rate of 6% and a stay of foreclosure and similar actions. As a result of the terrorist attacks, President Bush, on September 14, 2001, authorized the placement of 50,000 military reservists on active duty status. In addition, in response to the events of September 11, 2001, the United States commenced military operations in Afghanistan on October 7, 2001. Because the Relief Act covers obligors who enter military service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans that may be affected. Any resulting shortfalls in interest or principal payments on the recreational vehicle Receivables will reduce the amount available to make payments on the Notes.

                                   THE TRUST

General

         SSB RV Trust 2001-1 (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (1) acquiring, holding and managing the Receivables, and the other assets of the Trust and proceeds therefrom, (2) issuing the Securities, (3) making payments on the Securities and (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The proceeds from the initial sale of the Notes will be used by the Trust to acquire the Receivables from the Depositor pursuant to the Sale and Servicing Agreement and to fund the initial deposit to the Reserve Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. Under the Sale and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trust (the "Custodian"). The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         If the protection provided to the Noteholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes--Credit Enhancement," "Description of the Transfer and Servicing Agreements--Distributions" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust's principal office is located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."

The Owner Trustee

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement (the "Owner Trustee"). Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. CIT, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

Assets of the Trust

         On the Closing Date, the assets of the Trust will include:

         (1) a pool of recreational vehicle retail installment sale contracts (the "Receivables") having an aggregate principal balance as of the close of business on November 30, 2001 (the "Cutoff Date") of approximately $647,942,733.07 (the "Cutoff Date Pool Balance");

         (2) all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected thereon after the Cutoff Date with respect to the Receivables;

         (3) security interests in the new and used recreational vehicles (the "Financed Vehicles") securing the Receivables;

         (4)  the related Receivables files;

         (5) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables;

         (6) certain rights under the Receivables Purchase Agreement dated as of December 1, 2001 (the "Receivables Purchase Agreement") between the Depositor and the Seller;

         (7)  funds on deposit from time to time in the Reserve Account; and

         (8)  funds on deposit in the Collection Account.

         The Receivables were originated by dealers who participated in CIT's recreational vehicle financing program and were acquired by CIT from such dealers or were originated by CIT through such dealers. See "CIT's Recreational Vehicle Financing Programs."

         The Trust will acquire the Receivables from the Depositor on or about December 27, 2001 (the "Closing Date") pursuant to a Sale and Servicing Agreement, to be dated as of December 1, 2001 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, each Originator, the Custodian, the Bond Administrator, the Servicer and the Indenture Trustee.

         The Depositor will have purchased the Receivables from the Seller pursuant to the Receivables Purchase Agreement. In the Sale and Servicing Agreement each Originator makes certain representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the value of the related Receivable.

                             THE RECEIVABLES POOL

         The Receivables with respect to the Trust (the "Receivables Pool") will consist of retail installment sales contracts and direct loans to finance the purchase of new and used recreational vehicles (collectively, the "Receivables"). CITSF or CITCF-NY purchased the Receivables from dealers, or originated the Receivables directly using the underwriting standards described under "The Originators and the Servicer--CITSF's Underwriting Guidelines". CITSF and CITCF-NY sold the Receivables to Salomon Brothers Realty Corp. pursuant to a Recreational Vehicle Loan Purchase and Sale Agreement dated as of October 18, 2001 (the "Purchase Agreement"). The Receivables were first entered onto CITSF's servicing system (which, typically, represents the date on which CITSF or CITCF-NY funded the purchase of such Receivables from dealers) between November 20, 1986 and July 27, 2001. The Receivables will (i) be fully amortizing, (ii) bear interest at a fixed rate (the "Contract Rate"), and (iii) be Simple Interest Receivables or Precomputed Receivables.

         The Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles. Motor homes are recreational camping and travel vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, is equipped with the ability to carry fresh water and sewage and may be one of the following types:

                  Motor Home: The living unit has been constructed on a bare, specially designed motor vehicle chassis.

                  Van Camper: A panel-type truck to which the manufacturer typically adds any two of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also typically adds electrical hookup, water storage, water hookup and top extension to provide more headroom.

                  Mini Motor Home: This unit is built on an automotive manufactured van frame with an attached cab section typically having a gross vehicle weight rating of 6,500 pounds or more, with an overall height of less than eight feet. The manufacturer completes the body section containing the living area and attaches it to the cab section.

                  Compact Motor Home: This unit is built on an automotive manufactured cab and chassis typically having a gross vehicle weight rating of less than 6,500 pounds. It may provide any or all of the features of the larger units.

         Travel trailers are trailers designed to be towed by a motorized vehicle (e.g., automobile, van or pickup truck) and are of a size and weight that does not require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreation, camping or travel use, does not require permanent on-site hookup and may be one of the following types:

                  Conventional Travel Trailer: This unit ranges typically from 12 feet to 35 feet in length, and is towed by means of a bumper or frame hitch attached to the towing vehicle.

                  Park Trailer: These units are designed for seasonal or temporary living. When set up, the unit may be connected to utilities necessary for operation of installed fixtures and appliances. The unit is built on a single chassis mounted on wheels. Park trailers are no more than 40 feet in overall body length and no more than 12 feet in overall body width when in the traveling mode. The unit is designed for set-up by persons without special skills using only hand tools.

                  Fifth-Wheel Travel Trailer: This unit can be equipped in the same way as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a vehicle equipped with a device known as a fifth-wheel hitch.

                  Folding Camping Trailer: This is a portable unit mounted on wheels and constructed with collapsible partial sidewalls which fold for towing by another vehicle and unfold at the campsite to provide temporary living quarters for recreation, camping or travel use.

                  Truck Camper: This is a portable unit designed to be loaded onto and unloaded from the bed of a pickup truck, constructed to provide temporary living quarters for recreation travel or camping use.

Eligibility Criteria

         The Receivables were or will be selected from the Seller's portfolio of recreational vehicle retail installment sale contracts and direct loans based on several criteria, including, among others, the requirement that each
Receivable:

         (1) has an original term of at least 12 months but not more than 243 months;

         (2) has a remaining term to scheduled maturity greater than zero months but no greater than 236 months;

         (3) has an outstanding principal balance ranging from $111.63 to $520,439.55;

         (4) provides for level monthly payments that fully amortize the amount financed over the original term of the related Receivable;

         (5)  has an original principal balance less than $658,559.00;

         (6)  has an APR of at least 2.90%;

         (7)  be less than 60 days past due as of the Cut-off Date;

         (8) does not have a final scheduled payment date later than six months prior to the Final Scheduled Distribution Date of the Class D Notes; and

         (9) does not have any notation in the Servicer's records indicating the Obligor is the subject of a bankruptcy proceeding.

         Data concerning the Receivables as of the Cutoff Date are set forth below.

Description of Receivables

         All of the Receivables were purchased by CIT from dealers or originated by CIT through dealers. As of the Cutoff Date, approximately 71.70% of the Receivables by aggregate principal balance represented financing of new vehicles and 28.30% of the Receivables by aggregate principal balance represented financing of used vehicles.

         The composition and distribution by APR, geographic location, remaining term, and remaining principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.

                              Composition of Receivables

      Aggregate principal balance.............................              $647,942,733.07
      Number of Receivables...................................                       19,230
      Average principal balance outstanding...................                   $33,694.37
      Average original amount financed........................                   $37,194.41
      Original amount financed (range)........................     $3,008.50 to $658,558.76
      Weighted average APR....................................                        9.82%
      APR (range).............................................              2.90% to 21.99%
      Weighted average original term..........................                     182 mos.
      Original term (range)...................................               12 to 243 mos.
      Weighted average scheduled maturity.....................                     163 mos.
      Remaining term (range)...................................               1 to 236 mos.

                                      Distribution of the Receivables by APR

                                                                                                  Percentage of
                                                                                                    Aggregate
                                                                                 Aggregate          Remaining
                                                              Number of          Remaining         Principal
APR Range                                                    Receivables     Principal Balance     Balance(1)
---------                                                    -----------     -----------------     ----------
  2.900 - 6.000..........................................            11     $      630,619.95            0.10%
  6.001 - 7.000..........................................            41          3,172,567.55            0.49
  7.001 - 8.000..........................................           626         51,016,622.46            7.87
  8.001 - 9.000..........................................         2,685        158,307,214.84           24.43
  9.001 - 10.000.........................................         5,801        226,600,722.05           34.97
 10.001 - 11.000.........................................         4,828        115,717,756.55           17.86
 11.001 - 12.000.........................................         2,546         50,230,931.97            7.75
 12.001 - 13.000.........................................         1,490         25,846,573.92            3.99
 13.001 - 14.000.........................................           794         11,843,676.39            1.83
 14.001 - 15.000.........................................           253          3,011,432.79            0.46
 15.001 - 16.000.........................................            98            949,494.32            0.15
 16.001 - 17.000.........................................            25            216,336.05            0.03
 17.001 - 18.000.........................................            26            331,626.60            0.05
 18.001 - 21.990.........................................             6             67,157.63            0.01
                                                             -----------     -----------------     ----------
         Totals..........................................        19,230       $647,942,733.07          100.00%
                                                             ===========     =================     ===========

------------------
(1) Percentages may not add to 100% because of rounding.

                                         Distribution of the Receivables by Geographic Location(1)

                                                                                                                   Percentage of
                                                                                                                     Aggregate
                                                                                               Aggregate             Remaining
                                                                         Number of             Remaining             Principal
           Location                                                     Receivables        Principal Balance         Balance(2)
           --------                                                     -----------        -----------------         ----------
           Alabama..................................................         326           $  11,716,467.14               1.81%
           Alaska...................................................          36               1,585,705.64               0.24
           Arizona..................................................         672              22,709,930.94               3.50
           Arkansas.................................................         440              12,078,301.38               1.86
           California...............................................       3,623             120,450,032.93              18.59
           Colorado.................................................         461              13,273,563.81               2.05
           Connecticut..............................................         153               4,223,898.00               0.65
           Delaware.................................................          34               1,411,413.66               0.22
           District of Columbia.....................................           5                 168,589.76               0.03
           Florida..................................................       1,549              60,319,958.92               9.31
           Georgia..................................................         676              20,384,101.45               3.15
           Hawaii...................................................           1                  11,704.46               0.00
           Idaho....................................................          95               3,594,446.16               0.55
           Illinois.................................................         424              16,221,565.46               2.50
           Indiana..................................................         169               6,715,877.12               1.04
           Iowa.....................................................          66               2,457,151.72               0.38
           Kansas...................................................         319               8,702,734.51               1.34
           Kentucky.................................................         116               3,474,218.07               0.54
           Louisiana................................................         377              12,441,706.76               1.92
           Maine....................................................          39               1,587,241.02               0.24
           Maryland.................................................         286               8,446,369.78               1.30
           Massachusetts............................................         261               7,487,504.72               1.16
           Michigan.................................................         139               6,512,551.55               1.01
           Military.................................................           2                  18,125.87               0.00
           Minnesota................................................         273               9,278,480.18               1.43
           Mississippi..............................................         253               8,322,182.20               1.28
           Missouri.................................................         631              18,702,239.08               2.89
           Montana..................................................          82               2,463,929.52               0.38
           Nebraska.................................................          61               1,540,089.50               0.24
           Nevada...................................................         404              12,144,316.92               1.87
           New Hampshire............................................         142               5,290,788.20               0.82
           New Jersey...............................................         235               6,229,947.50               0.96
           New Mexico...............................................         144               4,376,420.39               0.68
           New York.................................................         415              15,311,919.82               2.36
           North Carolina...........................................         413              12,850,800.76               1.98
           North Dakota.............................................          13                 465,962.97               0.07
           Ohio.....................................................         139               8,002,220.12               1.24
           Oklahoma.................................................         544              16,964,493.28               2.62
           Oregon...................................................         528              17,290,444.21               2.67
           Pennsylvania.............................................         267              11,907,985.10               1.84
           Puerto Rico..............................................           1                  20,522.18               0.00
           Rhode Island.............................................          54               1,376,494.88               0.21
           South Carolina...........................................         168               5,038,388.21               0.78
           South Dakota.............................................          43               2,563,093.39               0.40
           Tennessee................................................         398              12,170,530.16               1.88
           Texas....................................................       2,710              93,260,071.04              14.39
           Utah.....................................................          85               2,752,175.67               0.42
           Vermont..................................................          39               1,207,697.13               0.19
           Virginia.................................................         153               5,488,093.50               0.85
           Washington...............................................         563              20,035,520.99               3.09
           West Virginia............................................          57               1,653,914.95               0.26
           Wisconsin................................................         113               4,173,380.12               0.64
           Wyoming..................................................          33               1,067,470.27               0.16
                                                                        -----------        -----------------         ----------
                      Totals........................................      19,230            $647,942,733.07             100.00%
                                                                        ===========        =================         ==========

-----------------
(1)  Based on the mailing addresses of the Obligors as of the Cut-off Date.
(2)  Percentages may not add to 100% because of rounding.

                          Distribution of the Receivables by Weighted Average Scheduled Maturity

                                                                                                                Percentage of
                                                                                                                  Aggregate
                                                                                           Aggregate              Remaining
                                                                     Number of             Remaining             Principal
       Weighted Average Scheduled Maturity                          Receivables        Principal Balance         Balance(1)
       -----------------------------------                          -----------        -----------------         ----------

       1 to 24 months...........................................          378        $   1,656,487.09             0.26%
       25 to 36 months..........................................          375            3,046,177.61             0.47
       37 to 48 months..........................................          489            5,898,848.28             0.91
       49 to 60 months..........................................          551            6,496,469.41             1.00
       61 to 72 months..........................................          688            8,930,007.36             1.38
       73 to 84 months..........................................          946           12,065,149.24             1.86
       85 to 96 months..........................................          786           13,446,424.81             2.08
       97 to 108 months.........................................        1,440           22,978,713.92             3.55
       109 to 120 months........................................        1,797           30,309,366.13             4.68
       121 to 132 months........................................        2,370           43,315,464.61             6.69
       133 to 144 months........................................        2,147           44,113,733.54             6.81
       145 to 156 months........................................          917           61,306,949.18             9.46
       157 to 168 months........................................        2,670          123,252,366.35            19.02
       169 to 180 months........................................        2,027           94,090,264.89            14.52
       181 to 204 months........................................           96            8,253,011.30             1.27
       205 to 228 months........................................          928          106,352,494.51            16.41
       229 to 236 months........................................          625           62,430,804.84             9.64
                                                                        ------         ---------------           ------
                 Totals.........................................       19,230         $647,942,733.07           100.00%
                                                                        ======         ===============           ======

----------------
(1) Percentages may not add to 100% because of rounding.

                              Distribution by Remaining Principal Balance of the Receivables

                                                                                                           Percentage of
                                                                                                             Aggregate
                                                                                      Aggregate              Remaining
                                                                   Number of          Remaining             Principal
    Range of Remaining Principal Balances                         Receivables     Principal Balance         Balance(1)
    -------------------------------------                         -----------     -----------------         ----------

  $     111.63 - 10,000.00.................................       3,336         $  23,053,186.83               3.56%
  $  10,000.01 - 20,000.00.................................       6,403            92,020,576.59              14.20
  $  20,000.01 - 30,000.00.................................       2,545            62,227,060.26               9.60
  $  30,000.01 - 40,000.00.................................       1,679            58,489,192.03               9.03
  $  40,000.01 - 50,000.00.................................       1,326            59,495,911.38               9.18
  $  50,000.01 - 60,000.00.................................         892            48,763,794.17               7.53
  $  60,000.01 - 70,000.00.................................         671            43,285,869.26               6.68
  $  70,000.01 - 80,000.00.................................         510            38,130,428.52               5.88
  $  80,000.01 - 90,000.00.................................         358            30,342,535.99               4.68
  $  90,000.01 - 100,000.00................................         298            28,249,264.81               4.36
  $100,000.01 - 110,000.00.................................         254            26,608,714.70               4.11
  $110,000.01 - 120,000.00.................................         209            24,019,928.56               3.71
  $120,000.01 - 130,000.00.................................         227            28,325,372.39               4.37
  $130,000.01 - 140,000.00.................................         158            21,307,639.73               3.29
  $140,000.01 - 150,000.00.................................         117            16,975,971.00               2.62
  $150,000.01 - 160,000.00.................................          70            10,784,976.24               1.66
  $160,000.01 - 170,000.00.................................          36             5,907,896.37               0.91
  $170,000.01 - 180,000.00.................................          35             6,120,662.62               0.94
  $180,000.01 - 190,000.00.................................          27             4,994,153.36               0.77
  $190,000.01 - 200,000.00.................................          25             4,896,616.02               0.76
  $200,000.01 - 250,000.00.................................          38             8,473,619.57               1.31
  $250,000.01 - 300,000.00.................................           5             1,401,937.89               0.22
  $300,000.01 - 350,000.00.................................           6             1,911,796.05               0.30
  $350,000.01 - 400,000.00.................................           2               730,665.62               0.11
  $400,000.01 - 450,000.00.................................           1               426,821.27               0.07
  $450,000.01 - 500,000.00.................................           1               477,702.29               0.07
  $500,000.01 - 520,439.55.................................           1               520,439.55               0.08
                                                                 ------          ---------------             ------
         Total                                                   19,230          $647,942,733.07             100.00%
                                                                 ======          ===============             ======

------------
(1)  Percentages may not add to 100% because of rounding.


                                                 Collateral Type Distribution

                                                                                                       Percentage of
                                                                                                         Aggregate
                                                                 Percentage of        Aggregate          Remaining
                                                 Number of         Number of          Remaining          Principal
   Collateral Type                              Receivables       Receivables     Principal Balance      Balance(1)
   ---------------                              -----------       -----------     -----------------      ----------
Fifth Wheel.................................        3,688             19.18%       $ 86,166,435.83           13.30%
Motor Home..................................        7,970             41.45         456,839,535.02           70.51
Other.......................................        2,401             12.49          36,793,929.78            5.68
Travel Trailer..............................        5,171             26.89          68,142,832.44           10.52
                                                   ------            ------        ---------------          ------
Total.......................................       19,230            100.00%       $647,942,733.07          100.00%
                                                   ======            ======        ===============          ======

------------
(1)  Percentages may not add to 100% because of rounding.

         All of the Receivables provide for the payment by the related Obligor of the principal amount financed, together with interest accruing on the unpaid balance, in substantially equal monthly installments on each scheduled payment date, the total of which represents the amount financed plus interest charges on the amount financed for the term of such Receivable.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Receivable, the Obligor will be required to pay interest only to the date of prepayment.

                       THE ORIGINATORS AND THE SERVICER

General

         The CIT Group/Sales Financing, Inc., a Delaware corporation ("CITSF"), is a wholly-owned subsidiary of Tyco Capital Corporation. CITSF has its principal executive office at 1 Tyco Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000. The contracts were originated by CITSF and The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") and previously sold by the originators to the Seller. CITSF is acting as servicer of the contracts under the sale and servicing agreement.

         None of CITSF or CITCF-NY or any of their respective affiliates will have any liabilities or obligations with respect to the Notes, other than as servicer (with respect to CITSF only) and originators under the sale and servicing agreement.

         In June 2001 CITSF and CITCF-NY announced that they were exiting the recreational vehicle loan origination market. Until June 2001 CITSF and CITCF-NY originated, purchased, sold and serviced conditional sales contracts for recreational vehicles throughout the United States. Prior to discontinuing the origination of recreational vehicle financing in June 2001, CITSF had been a lender to the recreational vehicle industry for more than 50 years. CITSF continues to service conditional sales contracts for recreational vehicles, as well as recreational marine product, manufactured housing and other consumer goods. CITSF has Regional Business Centers in two cities that continue to originate manufactured housing contracts and a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma which is responsible for handling customer service and collection activity.

         The Asset Service Center services consumer credit transactions in 50 states and the District of Columbia. It continues to provide servicing for manufactured housing, recreational vehicle, automobile and recreational marine receivables supplemented by outside collectors and field remarketers located throughout the United States. The servicing portfolio includes both loans originated or purchased by the Originators, as well as loans originated or purchased by the Originators and subsequently securitized with servicing retained. The servicing portfolio also includes loans owned by third parties that are serviced by CITSF for a fee on a "contract" basis.

         CITSF's general policies with regard to the origination of recreational vehicle installment loans and the purchase of recreational vehicle installment sales contracts from recreational vehicle dealers are described below under "Origination" and "CITSF's Underwriting Guidelines".

Origination

         Through the Regional Business Centers, CITSF and CITCF-NY (each, an "Originator") arranged to purchase recreational vehicle contracts from dealers located throughout the United States. Regional Business Center sales personnel contacted the sources located in their territories and explained the Originator's available financing plans, terms, prevailing rates and credit and financing policies. Dealers that wished to use an Originator's available customer financing were required to make an application to that Originator for approval. Upon satisfactory results of the Originator's investigation of the dealer's creditworthiness and general business reputation, the Originator and the dealer executed a dealer agreement.

CITSF's Underwriting Guidelines

         Recreational vehicle contracts were purchased by the Originators from approved sources. Forms for all contracts were provided by the Originators and originated on an individually approved basis. For all contracts, the Originators' general practice was to have the source submit the customer's credit application, manufacturer's invoice (if the contract was for a new unit) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center would then analyze the creditworthiness of the customer and other aspects of the proposed transaction.

         Since 1992, each credit application has been entered into an automated application processing system. All applications are reviewed to determine the creditworthiness of the customer and to evaluate certain other aspects of the proposed transaction. The application processing system is designed to enhance productivity and provide greater control over the quality of credits approved through the use of "decision rules" that alert analysts to further investigate certain conditions. The system also requires the proper level of authority to approve transactions over an individual's dollar limits. In addition to credit bureau score and applicant credit history CITSF credit officers examined residence history, employment history and debt-to-income payment ratio. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

         Approval of retail customers that did not meet the targeted retail customer profile would be considered by an appropriate level credit officer, on a case-by-case basis. Such approval, if granted, would be based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicant's paying habits. No guarantors, endorsers or co-signers were considered in considering whether to accept or reject an application.

         The credit review and approval practices of each Regional Business Center are subject to quality control review and internal audits that, through sampling, are designed to objectively evaluate and measure the performance in the origination, processing, underwriting, closing and purchase of recreational vehicle transactions against a set of prescribed standards.

         The program is designed to test the performance of Regional Business Centers by verifying the accuracy of regulatory, legal, collateral and credit loan documentation. 100% of all purchases are reviewed by the Quality Control Department for regulatory and legal document compliance. At least 5% of transactions purchased are subject to credit underwriting review. Regional Business Center incentive compensation programs are tied directly to results of the quality control audits.

                 CIT's RECREATIONAL VEHICLE FINANCING PROGRAMS

Servicing

         Through its Asset Service Center, CITSF services recreational vehicle, manufactured housing, recreational boat, home equity, and other consumer loans. CITSF services all of the recreational vehicle receivables it has originated or purchased, whether on an individual basis or in bulk (except those it has sold to third parties on a servicing released basis). Generally, such servicing responsibilities are, and would be, also carried out through the Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such receivables have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of recreational vehicles securing defaulted receivables and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted receivables. Although decisions as to whether to repossess any recreational vehicle are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such recreational vehicle if the market is favorable. The Asset Service Center has developed a nationwide auction network to facilitate resale efforts on such repossessions.

         As of June 30, 2001, CITSF serviced or subserviced for itself and others approximately 261,700 contracts (consisting primarily of recreational vehicle, home equity, recreational boat and manufactured housing contracts), representing an outstanding balance of approximately $8.88 billion. Of this portfolio, approximately 71,500 contracts (representing approximately $1.99 billion outstanding balance) consisted of recreational vehicle retail installment sale contracts and direct loans. CITSF entered into agreements in 1996 and 1997 to service additional manufactured housing, recreational vehicle, recreational boat and automobile finance contracts for third parties, which increased substantially the total number of contracts serviced by CITSF.

         The following table shows the composition of CITSF's servicing portfolio, including recreational vehicle retail installment sale contracts and direct loans serviced or subserviced by CITSF on the dates indicated:


                                                     THE CIT GROUP/SALES FINANCING, INC.

                                                  Receivables Being Serviced by Product Line
                                                     (Dollar amounts in millions)
                                                   (Number of accounts in thousands)

                                                          At December 31,                                         At June 30,
                      ------------------------------------------------------------------------------------------------------------
                             1996               1997             1998              1999             2000               2001
                      ------------------------------------------------------------------------------------------------------------
                      (Number)(Dollars)  (Number)(Dollars) (Number)(Dollars) (Number)(Dollars) (Number)(Dollars) (Number)(Dollars)
                      -----------------  ----------------- ----------------- ----------------- ----------------- -----------------

  RV--Owned .........   22.2     $477.4   19.5     $416.1   23.6     $673.1    9.7     $312.6   19.2     $615.8    24.9     $770.6
  RV--Bulk Purchases.    2.8       32.7    3.5       82.8    7.7       71.0    4.9       48.6    3.0       32.2     2.4       25.9
  RV--Servicing(1)      32.6      746.8   71.6    1,910.0   65.0    1,711.7   61.6    1,727.8   49.6    1,359.5    44.2    1,194.3
                        ----      -----   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
  Total RV ..........   57.6    1,256.9   94.6    2,408.9   96.3    2,455.8   76.2    2,089.0   71.8    2,007.5    71.5    1,990.8
  Total MH ..........   96.0    1,748.4   89.3    1,836.5   81.2    1,936.9   69.8    2,041.4   70.0    2,096.9    61.8    1,986.6
  Total RB ..........   13.3      328.1   35.7      948.9   42.4    1,226.5   32.2      961.2   26.3      757.7    23.8      665.1
  Home Equity .......   52.6    2,005.5   57.3    2,446.2   57.0    2,851.8   48.3    2,647.0   43.5    2,824.8    42.2    2,782.0
  Other(2) ..........    0.1        3.1    5.1      121.6    8.5      315.2   18.3      544.3   39.4      964.2    62.4    1,463.0
                        ----      -----   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
  Total Receivables
     Serviced .......  219.6   $5,342.0  282.0   $7,762.1  285.4   $8,786.2  244.8   $8,282.9  251.0   $8,651.1   261.7   $8,887.5

-----------
RV   =  Recreational Vehicle
MH   =  Manufactured Housing
RB   =  Recreational Boat
(1) Includes contracts sold by CITSF in previous securitizations which CITSF is servicing and contracts serviced for a third party pursuant to a servicing agreement entered into in 1997.
(2) Includes inventory financing receivables and automobile financing receivables.

Delinquency and Loan Loss Experience

         There can be no assurance that CITSF's delinquency experience with respect to its servicing portfolio will be indicative of the performance of the Receivables included in this particular Receivables Pool. Unless otherwise specified in this Prospectus Supplement, the tables setting forth the delinquency experience for the portfolio of recreational vehicle receivables originated and serviced by CITSF will exclude receivables acquired by CITSF through portfolio purchases and receivables in repossession.

         The following table sets forth the delinquency experience at December 31 for the years 1996 to 2000, and at June 30, 2001, of the portfolio of recreational vehicle retail installment sale contracts and direct loans originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases, contracts in repossession and contracts serviced by CITSF but not originated by CITSF. Delinquency and loan loss experience for the serviced portfolio was obtained from the monthly servicer reports for prior securitization trusts.

                                                     Delinquency Experience
                                                     (Dollars in millions)

                                                                   At December 31,                        At June 30,
                                                 -----------------------------------------------------    ----------
                                                    1996        1997     1998        1999       2000         2001
                                                    ----        ----     ----        ----       ----         ----
Number of Receivables (in thousands) (1).......      54.8        64.6       68.7       56.6       56.9        58.7
Principal Balance of Receivables Serviced (1)..  $1,224.2    $1,512.6   $1,816.0   $1,640.8   $1,671.4    $1,704.3
Principal Balance of Delinquent Receivables
(2):
30-59 Days.....................................     $14.9       $22.2      $18.1      $17.8      $22.6       $19.9
60-89 Days.....................................       4.3         8.6        7.4        6.8        9.5         8.9
90 Days or More................................       6.2        12.3       20.1       20.2       23.8        25.8
                                                      ---        ----       ----       ----       ----        ----
Total Principal Balance of Delinquent               $25.4       $43.1      $45.6      $44.8      $55.9       $54.6
Receivables....................................
Delinquencies as a Percent of Principal             2.08%       2.85%      2.51%     2.73 %      3.34%       3.20%
Balances (3)...................................

-------------------
(1) Includes recreational vehicle retail installment contracts and direct loans sold by CITSF in previous securitizations which CITSF is servicing.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. A receivable is deemed delinquent only if payments exceeding $65 are contractually past due 30 days or more.
(3) Based on dollar percent delinquent calculated by dividing Total Principal Balance of Delinquent Receivables by Principal Balance of Receivables Serviced.

         The following table sets forth the loan loss experience for the five years ended December 31, 2001, and for the six months ended June 30, 2000 and June 30, 2001 of the portfolio of recreational vehicle retail installment sale contracts and direct loans originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases and contracts serviced by CITSF but not originated by CITSF. "Net Losses" are equal to the aggregate balance of all contracts which are charged off in the period less any recoveries and liquidation proceeds on such contracts in the period or any prior periods. Net Losses include outside collection, repossession and liquidation expenses.

                                                Loan Loss/Liquidation Experience
                                                     (Dollars in millions)

                                                                                                 Six months ended
                                                      Year ended December 31,                        June 30,
                                          -------------------------------------------------     -----------------
                                          1996        1997      1998        1999       2000       2000       2001
                                          ----        ----      ----        ----       ----       ----       ----
 Average Principal Balance of
     Receivables Serviced(1),(2).....  $1,166.3    $1,308.8   $1,663.1  $1,833.4   $1,639.0   $1,635.7   $1,700.0
 Net Losses:
 Dollars.............................      $9.9       $13.8      $14.3     $18.6      $17.5       $8.3      $11.1
 Percentage(3).......................     0.85%       1.05%      0.86%     1.01%      1.07%      1.02%      1.30%

-----------------
(1)  Excludes receivables in repossession.
(2) Includes recreational vehicle retail installment sale contracts and direct loans sold by CITSF in previous securitizations which CITSF is servicing.
(3) As an annualized percentage of the Average Principal Balance of Receivables Serviced.

         The data presented in the preceding tables are for illustrative purposes only. Such data relate to the performance of the entire portfolio of recreational vehicle retail installment sale contracts and direct loans originated and serviced by CITSF and are not historical data regarding the Receivables alone, since the Receivables constitute only a portion of the serviced portfolio. Additionally, the loss and delinquency experience presented in the preceding tables with respect to recreational vehicle retail installment sale contracts and direct loans securitized by CITSF prior to May 1996 is calculated using the method required by the related transaction documents which differs from the method used by CITSF to calculate losses and delinquencies on the remainder of its owned or subsequently securitized contracts. The securitizations prior to May 1996 require a contract to be reflected as a loss in the month it becomes 120 days delinquent, unless it is in repossession. The data presented in the preceding tables reflect this calculation method for these securitizations. The loss data presented in the preceding tables with respect to CITSF's remaining owned or previously securitized contracts reflects CITSF's general practice of recording a loss when all amounts CITSF expects to recover either by sale or disposition of the related financed vehicle or otherwise have been received. As a result, the data in the preceding tables with respect to contracts securitized prior to May 1996 reflects higher losses and lower 90 day or more delinquencies than would have been reported had these contracts not been securitized. The effect on the data presented in the preceding tables resulting from the differences in the timing of losses for contracts securitized prior to May 1996 will continue to diminish (as evidenced by the higher 90 day or more delinquencies at December 31, 1998 and thereafter) as this portfolio continues to pay off.

         The delinquency and loss performance of the serviced portfolio has been and will continue to be influenced by overall economic and other trends including the increasing propensity of consumers to fail to make timely payments on consumer credit obligations and their increasing willingness to seek bankruptcy protection. Accordingly, the data presented in the preceding tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquencies or losses on the Receivables and no assurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Receivables.

         The dollar amount and number of contracts in the serviced portfolio experienced contraction during the year 2000 and the six months ended 2001. This contraction and continued seasoning of the portfolio contributed to the increased levels of delinquency as of December 31, 2000 and June 30, 2001 and increased losses during the respective twelve and six month periods then ended.

Physical Damage and Liability Insurance

         The Servicer, in accordance with its customary servicing practices and procedures, shall use commercially reasonable efforts to require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Receivable or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Receivable and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer may, but shall not be obligated to, verify if such insurance is being maintained by the Obligors or enforce rights or pursue any remedies under the Contracts or applicable law to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary servicing practices and procedures with respect to comparable new or used recreational vehicles financed by installment sale contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer may, but shall not be obligated to, obtain insurance and advance such premiums for such insurance on behalf of such Obligor. If the Servicer obtains such insurance and advances such premiums for such insurance, such insurance policy shall name the Servicer as an additional insured and loss payee, and shall be issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing practices and procedures, but in no event shall such Force-Placed Insurance be in an amount greater than the outstanding principal balance of the related Receivable or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Receivable and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer shall disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer, pursuant to its customary servicing practices and procedures, is not required to obtain Force-Placed Insurance when the principal balance of the related retail installment sale contract or installment loan falls below $2,500. In accordance with such customary servicing practices and procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Vehicle that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Trust. The Servicer shall promptly provide to the Owner Trustee written notice of any such readjustment, suspension or other arrangement. Any portion of the monthly payment of an Obligor attributable to Insurance Advances will not be owned by the Trust, and amounts allocable thereto will not be available for distribution to the Trust. Unless otherwise designated by the Obligor, the Servicer shall not allocate payments by the Obligor to Insurance Advances in respect of such Receivables if any amount of principal or interest is due but unpaid on such Receivables. The Servicer shall not deposit payments allocable to Insurance Advances in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Receivable with respect to which the Servicer has made Insurance Advances or advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Receivable, but fails to make scheduled payments of such Insurance Advances as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Receivable is in default, taking remedial action and determining that the Receivable is a Liquidated Receivable; provided, however, that the Servicer will be reimbursed for outstanding Insurance Advances out of liquidation proceeds with respect to such Liquidated Receivable before liquidation proceeds are applied to accrued and unpaid interest or principal of the Liquidated Receivable.

         The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy (whether or not such physical damage insurance policy is force-placed pursuant to the provisions of any Receivable), or any other insurance policy whatsoever, and
(ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

         The Servicer may make advances ("Insurance Advances") to an Obligor to finance insurance premiums related to the Financed Vehicle; provided, however, that in no event shall any such Insurance Advances be secured by the related Financed Vehicle. If liquidation proceeds are insufficient to reimburse the Servicer for Insurance Advances on a Liquidated Receivable, then the Servicer will be reimbursed from collections on other Receivables in the Collection Account.

         Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the Obligor during the entire term during which the related Receivable is outstanding.

Paid-Ahead Simple Interest Receivables

         If an Obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Receivable in such Collection Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Simple Interest Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the additional scheduled payments made in the Collection Period in which such Receivable became a Paid-Ahead Simple Interest Receivable. The Obligor's receivable would not be considered delinquent during the Paid-Ahead Period. A payment shortfall with respect to such receivable will exist during each Collection Period occurring during the Paid-Ahead Period and the Servicer may be required to make an Advance in respect of such payment shortfall; however, no Advances will be made in respect of principal in respect of a Paid-Ahead Simple Interest Receivable. See "Yield and Prepayment Considerations" above.

         When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Receivable. Depending on the principal balance and Contract Rate of the related Receivable, and on the number of payments that were paid-ahead, there may be extended periods of time during which Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Noteholders with respect to such Receivables.

         Paid-Ahead Simple Interest Receivables will affect the weighted average life of the securities. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the securities. However, depending on the length of time during which a Paid-Ahead Simple Interest Receivable is not amortizing as described above, the weighted average life of the securities may be extended. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Simple Interest Receivable which subsequently goes into default, because Liquidation Proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

         As of the Cut-off Date, approximately 16.68% of the Receivables in the Receivables Pool were Paid-Ahead Simple Interest Receivables, with at least one paid-ahead scheduled monthly payment. CITSF's portfolio of recreational vehicle retail installment sale contracts and direct loans has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

Paid-Ahead Precomputed Receivables

         If an Obligor with respect to any Precomputed Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (such Receivable being a "Paid-Ahead Precomputed Receivable"), the additional scheduled payments made in such Collection Period will be deposited into the Paid-Ahead Account until such time as the paid-ahead payment becomes due. Until such time as payments are transferred from the Paid-Ahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the Securityholders. Because paid-ahead amounts on Paid-Ahead Precomputed Receivables are deposited into the Paid-Ahead Account, no shortfalls of interest or principal will result therefrom. All Precomputed Receivables included among the assets of the Issuer will be Actuarial Receivables.

                                 THE DEPOSITOR

         The Depositor is a bankruptcy-remote, special purpose Delaware corporation. The Depositor was incorporated in the State of Delaware on November 7, 1997. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be applied by the Trust to purchase the Receivables from the Depositor and to fund the initial deposit to the Reserve Account. The Depositor will apply the net proceeds to it to purchase the Receivables from the Seller.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full. Holders of the Class A-3 Notes will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Holders of the Class A-4 Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Holders of the Class A-5 Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full. Holders of the Class B Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes have been paid in full. Holders of the Class C Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes have been paid in full. Holders of the Class D Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes have been paid in full. See "Description of the Notes--Payments of Principal". Final payment of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes or the Class D Notes could occur significantly earlier than the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled

Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class A-5 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date, the Class C Final Scheduled Distribution Date or the Class D Final Scheduled Distribution Date (each such date a "Final Scheduled Distribution Date"), as applicable, since the rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables.

         Payments on the Receivables may be in the form of scheduled payments or prepayments. Prepayments will include prepayments in full, partial prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of purchased Receivables. The Receivables may be prepaid at any time without penalty. The rate of prepayment of the Receivables may be influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Originators or the Servicer may be obligated to purchase Receivables with respect to which they are in breach of certain representations, warranties or covenants under the Sale and Servicing Agreement. See also "Description of the Notes--Optional Redemption" regarding the Servicer's or the Certificateholder's option to purchase the Receivables when the Pool Balance is reduced to 10% or less of the Original Pool Balance.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders.

         Prepayments on recreational vehicle receivables can be measured relative to a prepayment standard or model. The model used herein is based on a constant prepayment rate ("CPR"). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annual rate. The CPR prepayment model, like any prepayment model, does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The tables captioned "Percent of Initial Note Principal Balance at Various CPR Percentages" (the "CPR Tables") have been prepared on the basis of the following assumptions:

         (1) the Trust includes eight hypothetical pools of Receivables with the characteristics set forth in the following tables;

         (2) the Receivables prepay in full at the specified constant percentage of CPR monthly;

         (3) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

         (4) the initial principal amount of each Class of Notes is as set forth on the cover page hereof;

         (5) interest accrues during each Interest Period at the applicable Note Rate;

         (6) payments on the Notes are made on the 15th day of each month whether or not a Business Day;

         (7)  the Notes are purchased on the Closing Date;

         (8) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following tables such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated stated remaining term to maturity;

         (9) the assumed cutoff date for each Receivable is the close of business on November 30, 2001; and

         (10) the Servicer or the Certificateholder exercises its option to purchase the Receivables, except as described herein.

                              Receivables

                                                            Weighted Average
                      Aggregate Principal                Scheduled Maturity (in
          Pool              Balance             APR              Months)
          ----              -------             ---              -------
          1             $115,231,642.26       10.572%              88
          2               90,990,634.91       10.453%             132
          3              268,741,816.55        9.757%             163
          4              172,978,639.35        9.078%             221
                         --------------
          Total         $647,942,733.07
                        ===============

         The CPR Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of CPR and the corresponding weighted average life of each such Note. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the CPR Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of CPR until maturity or that all of the Receivables will prepay at the same level of CPR. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the CPR Tables at the various constant percentages of CPR specified.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                  Class A-1 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
January 2002.......................     92       67        58       52       47       42        35       28
February 2002......................     84       34        17       4        0         0        0        0
March 2002.........................     76        1        0        0        0         0        0        0
April 2002.........................     68        0        0        0        0         0        0        0
May 2002...........................     59        0        0        0        0         0        0        0
June 2002..........................     51        0        0        0        0         0        0        0
July 2002..........................     43        0        0        0        0         0        0        0
August 2002........................     34        0        0        0        0         0        0        0
September 2002.....................     26        0        0        0        0         0        0        0
October 2002.......................     17        0        0        0        0         0        0        0
November 2002......................     9         0        0        0        0         0        0        0
December 2002......................     0         0        0        0        0         0        0        0
January 2003.......................     0         0        0        0        0         0        0        0
February 2003......................     0         0        0        0        0         0        0        0
March 2003.........................     0         0        0        0        0         0        0        0
April 2003.........................     0         0        0        0        0         0        0        0
May 2003...........................     0         0        0        0        0         0        0        0
June 2003..........................     0         0        0        0        0         0        0        0
July 2003..........................     0         0        0        0        0         0        0        0
August 2003........................     0         0        0        0        0         0        0        0
September 2003.....................     0         0        0        0        0         0        0        0
October 2003.......................     0         0        0        0        0         0        0        0
November 2003......................     0         0        0        0        0         0        0        0
December 2003......................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................    0.52     0.13      0.11     0.10     0.09     0.09      0.08     0.07

----------------
(1) The weighted average life of a Class A-1 Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                  Class A-2 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
January 2002.......................    100       100      100      100      100       100      100      100
February 2002......................    100       100      100      100       99       98        97       95
March 2002.........................    100       100       97       95       93       91        89       86
April 2002.........................    100       96        92       89       87       85        82       78
May 2002...........................    100       92        87       84       81       78        74       70
June 2002..........................    100       88        83       78       75       72        67       63
July 2002..........................    100       85        78       73       69       66        61       55
August 2002........................    100       81        73       68       64       60        54       48
September 2002.....................    100       77        69       62       58       54        48       41
October 2002.......................    100       73        64       57       53       48        41       34
November 2002......................    100       70        60       53       48       43        35       28
December 2002......................    100       66        56       48       43       37        30       22
January 2003.......................     99       62        51       43       38       32        24       16
February 2003......................     98       59        47       38       33       27        18       10
March 2003.........................     97       55        43       34       28       22        13       4
April 2003.........................     96       52        39       30       23       17        8        0
May 2003...........................     94       49        35       25       19       12        3        0
June 2003..........................     93       45        31       21       14        7        0        0
July 2003..........................     92       42        27       17       10        3        0        0
August 2003........................     91       39        24       13       6         0        0        0
September 2003.....................     90       36        20       9        1         0        0        0
October 2003.......................     89       32        16       5        0         0        0        0
November 2003......................     87       29        13       1        0         0        0        0
December 2003......................     86       26        9        0        0         0        0        0

                                                     S-33

                                                                  Class A-2 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

January 2004.......................     85       23        6        0        0         0        0        0
February 2004......................     84       20        2        0        0         0        0        0
March 2004.........................     83       17        0        0        0         0        0        0
April 2004.........................     81       14        0        0        0         0        0        0
May 2004...........................     80       11        0        0        0         0        0        0
June 2004..........................     79        8        0        0        0         0        0        0
July 2004..........................     78        5        0        0        0         0        0        0
August 2004........................     76        3        0        0        0         0        0        0
September 2004.....................     75        0        0        0        0         0        0        0
October 2004.......................     74        0        0        0        0         0        0        0
November 2004......................     72        0        0        0        0         0        0        0
December 2004......................     71        0        0        0        0         0        0        0
January 2005.......................     70        0        0        0        0         0        0        0
February 2005......................     68        0        0        0        0         0        0        0
March 2005.........................     67        0        0        0        0         0        0        0
April 2005.........................     66        0        0        0        0         0        0        0
May 2005...........................     64        0        0        0        0         0        0        0
June 2005..........................     63        0        0        0        0         0        0        0
July 2005..........................     61        0        0        0        0         0        0        0
August 2005........................     60        0        0        0        0         0        0        0
September 2005.....................     59        0        0        0        0         0        0        0
October 2005.......................     57        0        0        0        0         0        0        0
November 2005......................     56        0        0        0        0         0        0        0
December 2005......................     54        0        0        0        0         0        0        0
January 2006.......................     53        0        0        0        0         0        0        0
February 2006......................     51        0        0        0        0         0        0        0
March 2006.........................     50        0        0        0        0         0        0        0
April 2006.........................     48        0        0        0        0         0        0        0
May 2006...........................     47        0        0        0        0         0        0        0
June 2006..........................     45        0        0        0        0         0        0        0
July 2006..........................     44        0        0        0        0         0        0        0
August 2006........................     42        0        0        0        0         0        0        0
September 2006.....................     40        0        0        0        0         0        0        0
October 2006.......................     39        0        0        0        0         0        0        0
November 2006......................     37        0        0        0        0         0        0        0
December 2006......................     36        0        0        0        0         0        0        0
January 2007.......................     34        0        0        0        0         0        0        0
February 2007......................     32        0        0        0        0         0        0        0
March 2007.........................     31        0        0        0        0         0        0        0
April 2007.........................     29        0        0        0        0         0        0        0
May 2007...........................     27        0        0        0        0         0        0        0
June 2007..........................     26        0        0        0        0         0        0        0
July 2007..........................     24        0        0        0        0         0        0        0
August 2007........................     22        0        0        0        0         0        0        0
September 2007.....................     20        0        0        0        0         0        0        0
October 2007.......................     19        0        0        0        0         0        0        0
November 2007......................     17        0        0        0        0         0        0        0
December 2007......................     15        0        0        0        0         0        0        0
January 2008.......................     13        0        0        0        0         0        0        0
February 2008......................     11        0        0        0        0         0        0        0
March 2008.........................     10        0        0        0        0         0        0        0
April 2008.........................     8         0        0        0        0         0        0        0
May 2008...........................     6         0        0        0        0         0        0        0
June 2008..........................     4         0        0        0        0         0        0        0
July 2008..........................     2         0        0        0        0         0        0        0
August 2008........................     0         0        0        0        0         0        0        0
September 2008.....................     0         0        0        0        0         0        0        0
October 2008.......................     0         0        0        0        0         0        0        0
November 2008......................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................    4.11     1.43      1.15     1.00     0.92     0.84      0.75     0.68

----------------
(1) The weighted average life of a Class A-2 Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                  Class A-3 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100       97       85
December 2003......................    100       100      100       97       87       77        64       50
June 2004..........................    100       100       87       70       60       50        35       22
December 2004......................    100       90        65       47       37       26        12       0
June 2005..........................    100       71        45       27       16        6        0        0
December 2005......................    100       53        27       9        0         0        0        0
June 2006..........................    100       37        10       0        0         0        0        0
December 2006......................    100       21        0        0        0         0        0        0
June 2007..........................    100        7        0        0        0         0        0        0
December 2007......................    100        0        0        0        0         0        0        0
June 2008..........................    100        0        0        0        0         0        0        0
December 2008......................     90        0        0        0        0         0        0        0
June 2009..........................     77        0        0        0        0         0        0        0
December 2009......................     67        0        0        0        0         0        0        0
June 2010..........................     57        0        0        0        0         0        0        0
December 2010......................     46        0        0        0        0         0        0        0
June 2011..........................     35        0        0        0        0         0        0        0
December 2011......................     23        0        0        0        0         0        0        0
June 2012..........................     10        0        0        0        0         0        0        0
December 2012......................     0         0        0        0        0         0        0        0
June 2013..........................     0         0        0        0        0         0        0        0
December 2013......................     0         0        0        0        0         0        0        0
June 2014..........................     0         0        0        0        0         0        0        0
December 2014......................     0         0        0        0        0         0        0        0
June 2015..........................     0         0        0        0        0         0        0        0
December 2015......................     0         0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................    8.79     4.15      3.43     3.00     2.77     2.56      2.28     2.06

-----------------
(1) The weighted average life of a Class A-3 Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                  Class A-4 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100      100      100
December 2003......................    100       100      100      100      100       100      100      100
June 2004..........................    100       100      100      100      100       100      100      100
December 2004......................    100       100      100      100      100       100      100       96
June 2005..........................    100       100      100      100      100       100       79       47
December 2005......................    100       100      100      100       96       71        37       7
June 2006..........................    100       100      100       83       57       33        1        0
December 2006......................    100       100       89       48       23        1        0        0
June 2007..........................    100       100       56       16       0         0        0        0
December 2007......................    100       86        26       0        0         0        0        0
June 2008..........................    100       55        0        0        0         0        0        0
December 2008......................    100       26        0        0        0         0        0        0
June 2009..........................    100        2        0        0        0         0        0        0
December 2009......................    100        0        0        0        0         0        0        0
June 2010..........................    100        0        0        0        0         0        0        0
December 2010......................    100        0        0        0        0         0        0        0
June 2011..........................    100        0        0        0        0         0        0        0
December 2011......................    100        0        0        0        0         0        0        0
June 2012..........................    100        0        0        0        0         0        0        0
December 2012......................     92        0        0        0        0         0        0        0
June 2013..........................     66        0        0        0        0         0        0        0
December 2013......................     39        0        0        0        0         0        0        0
June 2014..........................     10        0        0        0        0         0        0        0
December 2014......................     0         0        0        0        0         0        0        0
June 2015..........................     0         0        0        0        0         0        0        0
December 2015......................     0         0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................   11.79     6.61      5.62     5.00     4.63     4.30      3.87     3.49

-------------------
(1) The weighted average life of a Class A-4 Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                  Class A-5 Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100      100      100
December 2003......................    100       100      100      100      100       100      100      100
June 2004..........................    100       100      100      100      100       100      100      100
December 2004......................    100       100      100      100      100       100      100      100
June 2005..........................    100       100      100      100      100       100      100      100
December 2005......................    100       100      100      100      100       100      100      100
June 2006..........................    100       100      100      100      100       100      100       60
December 2006......................    100       100      100      100      100       100       56       18
June 2007..........................    100       100      100      100       90       59        18       0
December 2007......................    100       100      100       83       51       22        0        0
June 2008..........................    100       100       98       46       17        0        0        0
December 2008......................    100       100       61       14       0         0        0        0
June 2009..........................    100       100       29       0        0         0        0        0
December 2009......................    100       74        5        0        0         0        0        0
June 2010..........................    100       46        0        0        0         0        0        0
December 2010......................    100       21        0        0        0         0        0        0
June 2011..........................    100        0        0        0        0         0        0        0
December 2011......................    100        0        0        0        0         0        0        0
June 2012..........................    100        0        0        0        0         0        0        0
December 2012......................    100        0        0        0        0         0        0        0
June 2013..........................    100        0        0        0        0         0        0        0
December 2013......................    100        0        0        0        0         0        0        0
June 2014..........................    100        0        0        0        0         0        0        0
December 2014......................     69        0        0        0        0         0        0        0
June 2015..........................     21        0        0        0        0         0        0        0
December 2015......................     1         0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................   13.23     8.46      7.21     6.47     6.04     5.65      5.11     4.64

---------------------
(1) The weighted average life of a Class A-5 Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                   Class B Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100      100      100
December 2003......................    100       100      100      100      100       100      100      100
June 2004..........................    100       100      100      100      100       100      100      100
December 2004......................    100       100      100      100      100       100      100      100
June 2005..........................    100       100      100      100      100       100      100      100
December 2005......................    100       100      100      100      100       100      100      100
June 2006..........................    100       100      100      100      100       100      100      100
December 2006......................    100       100      100      100      100       100      100      100
June 2007..........................    100       100      100      100      100       100      100       0
December 2007......................    100       100      100      100      100       100       0        0
June 2008..........................    100       100      100      100      100       84        0        0
December 2008......................    100       100      100      100       0         0        0        0
June 2009..........................    100       100      100       0        0         0        0        0
December 2009......................    100       100      100       0        0         0        0        0
June 2010..........................    100       100       0        0        0         0        0        0
December 2010......................    100       100       0        0        0         0        0        0
June 2011..........................    100       96        0        0        0         0        0        0
December 2011......................    100        0        0        0        0         0        0        0
June 2012..........................    100        0        0        0        0         0        0        0
December 2012......................    100        0        0        0        0         0        0        0
June 2013..........................    100        0        0        0        0         0        0        0
December 2013......................    100        0        0        0        0         0        0        0
June 2014..........................    100        0        0        0        0         0        0        0
December 2014......................    100        0        0        0        0         0        0        0
June 2015..........................    100        0        0        0        0         0        0        0
December 2015......................    100        0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................   14.35     9.69      8.35     7.44     6.95     6.53      5.95     5.37

---------------------
(1) The weighted average life of a Class B Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                   Class C Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100      100      100
December 2003......................    100       100      100      100      100       100      100      100
June 2004..........................    100       100      100      100      100       100      100      100
December 2004......................    100       100      100      100      100       100      100      100
June 2005..........................    100       100      100      100      100       100      100      100
December 2005......................    100       100      100      100      100       100      100      100
June 2006..........................    100       100      100      100      100       100      100      100
December 2006......................    100       100      100      100      100       100      100      100
June 2007..........................    100       100      100      100      100       100      100       0
December 2007......................    100       100      100      100      100       100       0        0
June 2008..........................    100       100      100      100      100       100       0        0
December 2008......................    100       100      100      100       0         0        0        0
June 2009..........................    100       100      100       0        0         0        0        0
December 2009......................    100       100      100       0        0         0        0        0
June 2010..........................    100       100       0        0        0         0        0        0
December 2010......................    100       100       0        0        0         0        0        0
June 2011..........................    100       100       0        0        0         0        0        0
December 2011......................    100        0        0        0        0         0        0        0
June 2012..........................    100        0        0        0        0         0        0        0
December 2012......................    100        0        0        0        0         0        0        0
June 2013..........................    100        0        0        0        0         0        0        0
December 2013......................    100        0        0        0        0         0        0        0
June 2014..........................    100        0        0        0        0         0        0        0
December 2014......................    100        0        0        0        0         0        0        0
June 2015..........................    100        0        0        0        0         0        0        0
December 2015......................    100        0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................   14.38     9.72      8.38     7.47     6.97     6.55      5.97     5.38

------------------
(1) The weighted average life of a Class C Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                   Percent of Initial Note Principal Balance
                          at Various CPR Percentages

                                                                   Class D Notes
                                      -----------------------------------------------------------------------
Distribution Date                     0.00%    13.00%    17.00%   20.00%   22.00%   24.00%    27.00%   30.00%
-----------------                     -----    ------    ------   ------   ------   ------    ------   ------

Closing Date.......................    100%     100%      100%     100%     100%     100%      100%     100%
June 2002..........................    100       100      100      100      100       100      100      100
December 2002......................    100       100      100      100      100       100      100      100
June 2003..........................    100       100      100      100      100       100      100      100
December 2003......................    100       100      100      100      100       100      100      100
June 2004..........................    100       100      100      100      100       100      100      100
December 2004......................    100       100      100      100      100       100      100      100
June 2005..........................    100       100      100      100      100       100      100      100
December 2005......................    100       100      100      100      100       100      100      100
June 2006..........................    100       100      100      100      100       100      100      100
December 2006......................    100       100      100      100      100       100      100      100
June 2007..........................    100       100      100      100      100       100      100       0
December 2007......................    100       100      100      100      100       100       0        0
June 2008..........................    100       100      100      100      100       100       0        0
December 2008......................    100       100      100      100       0         0        0        0
June 2009..........................    100       100      100       0        0         0        0        0
December 2009......................    100       100      100       0        0         0        0        0
June 2010..........................    100       100       0        0        0         0        0        0
December 2010......................    100       100       0        0        0         0        0        0
June 2011..........................    100       100       0        0        0         0        0        0
December 2011......................    100        0        0        0        0         0        0        0
June 2012..........................    100        0        0        0        0         0        0        0
December 2012......................    100        0        0        0        0         0        0        0
June 2013..........................    100        0        0        0        0         0        0        0
December 2013......................    100        0        0        0        0         0        0        0
June 2014..........................    100        0        0        0        0         0        0        0
December 2014......................    100        0        0        0        0         0        0        0
June 2015..........................    100        0        0        0        0         0        0        0
December 2015......................    100        0        0        0        0         0        0        0
June 2016..........................     0         0        0        0        0         0        0        0
December 2016......................     0         0        0        0        0         0        0        0
June 2017..........................     0         0        0        0        0         0        0        0
December 2017......................     0         0        0        0        0         0        0        0
June 2018..........................     0         0        0        0        0         0        0        0
December 2018......................     0         0        0        0        0         0        0        0
June 2019..........................     0         0        0        0        0         0        0        0
December 2019......................     0         0        0        0        0         0        0        0
June 2020..........................     0         0        0        0        0         0        0        0
December 2020......................     0         0        0        0        0         0        0        0
June 2021..........................     0         0        0        0        0         0        0        0
December 2021......................     0         0        0        0        0         0        0        0
June 2022..........................     0         0        0        0        0         0        0        0
Avg.Life (years)(1)
    To 10% Call....................   14.38     9.72      8.38     7.47     6.97     6.55      5.97     5.38

---------------------
(1) The weighted average life of a Class D Note is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.

                           DESCRIPTION OF THE NOTES

General

         The Trust will issue its 1.915% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") in an aggregate initial principal amount of $29,400,000 (the "Initial Class A-1 Note Balance"), its 2.89% Asset Backed Notes, Class A-2 (the "Class A-2 Notes") in an aggregate initial principal amount of $237,000,000 (the "Initial Class A-2 Note Balance"), its 4.74% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") in an aggregate initial principal amount of $190,000,000 (the "Initial Class A-3 Note Balance"), its 5.81% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" in an aggregate initial principal amount of $74,000,000 (the "Initial Class A-4 Note Balance") and its 6.30% Asset Backed Notes, Class A-5 (the "Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Class A Notes") in an aggregate initial principal amount of $47,888,000 (the "Initial Class A-5 Note Balance"), its 6.64% Asset Backed Notes, Class B (the "Class B Notes)" in an aggregate initial principal amount of $24,298,000 (the "Initial Class B Note Balance"), its 7.03% Asset Backed Notes, Class C (the "Class C Notes") in an aggregate initial principal amount of $22,678,000 (the "Initial Class C Note Balance") and its 7.42% Asset Backed Notes, Class D (the "Class D Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes, the "Notes") in an aggregate initial principal amount of $22,678,733 (the "Initial Class D Note Balance") pursuant to an Indenture dated as of December 1, 2001 (the "Indenture"), among the Trust, the Indenture Trustee and the Bond Administrator. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

Payments of Interest

         Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-1 Notes (the "Class A-1 Monthly Interest Distributable Amount") at the Class A-1 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-2 Notes (the "Class A-2 Monthly Interest Distributable Amount") at the Class A-2 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-3 Notes (the "Class A-3 Monthly Interest Distributable Amount") at the Class A-3 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-4 Notes (the "Class A-4 Monthly Interest Distributable Amount") at the Class A-4 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-5 Notes (the "Class A-5 Monthly Interest Distributable Amount") at the Class A-5 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class B Notes (the "Class B Monthly Interest Distributable Amount") at the Class B Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class C Notes (the "Class C Monthly Interest Distributable Amount") at the Class C Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class D Notes (the "Class D Monthly Interest Distributable Amount") at the Class D Rate. Such interest will be payable to the holders of the Notes on each Distribution Date, commencing on January 15, 2002. Interest on the Class A-1 Notes, with respect to any Distribution Date, will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through the day immediately preceding such Distribution Date. Interest on the Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will accrue from and including the first day of the preceding calendar month to and including the last day of the preceding calendar month. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class A-5 Rate, the Class B Rate, the Class C Rate or the Class D Rate, as applicable (the "Class A-1 Interest Carryover Shortfall", "Class A-2 Interest Carryover Shortfall", "Class A-3 Interest Carryover Shortfall", "Class A-4 Interest Carryover Shortfall", "Class A-5

Interest Carryover Shortfall", "Class B Interest Carryover Shortfall", "Class C Interest Carryover Shortfall" and "Class D Interest Carryover Shortfall", respectively).

         The Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall are referred to herein collectively as the "Class A-1 Interest Distributable Amount"; the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall are referred to herein collectively as the "Class A-2 Interest Distributable Amount"; the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall are referred to herein collectively as the "Class A-3 Interest Distributable Amount"; the Class A-4 Monthly Interest Distributable Amount and the Class A-4 Interest Carryover Shortfall are referred to herein collectively as the "Class A-4 Interest Distributable Amount" the Class A-5 Monthly Interest Distributable Amount and the Class A-5 Interest Carryover Shortfall are referred to herein collectively as the "Class A-5 Interest Distributable Amount". The Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall are referred to herein collectively as the "Class B Noteholders' Interest Distributable Amount", the Class C Monthly Interest Distributable Amount and the Class C Interest Carryover Shortfall are referred to herein collectively as the "Class C Noteholders' Interest Distributable Amount". The Class D Monthly Interest Distributable Amount and the Class D Interest Carryover Shortfall are referred to herein collectively as the "Class D Noteholders' Interest Distributable Amount."

         Interest payments on the Notes will generally be made from the Total Distribution Amount remaining after payment of the Servicing Fee, the Supplemental Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee, the Bond Administrator and the Back-up Servicer, respectively. In the event such remaining amount is insufficient to pay the Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Class C Noteholders' Interest Distributable Amount and the Class D Noteholders' Interest Distributable Amount in full, the amount of such shortfall will be paid first to the Class A Noteholders, second to the Class B Noteholders, third to the Class C Noteholders and fourth to the class D Noteholders from amounts, if any, available in the Reserve Account, subject to the priority rules set forth under "Description of the Transfer and Servicing Agreements--Distributions." Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will have the same priority. Interest payments to holders of the Class B Notes will be made only after the interest accrued on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes has been paid in full. Interest payments to holders of the Class C Notes will be made only after the interest accrued on the Class A-1 Notes, the Class A-2 Notes, the A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes has been paid in full. Interest payments to holders of the Class D Notes will be made only after the interest accrued on the Class A-1 Notes, the Class A-2 Notes, the A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes has been paid in full. If amounts available to make interest payments on the Class A Notes are less than the full amount of interest payable on the Class A Notes on a Distribution Date, the Class A Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each Class of the Class A Notes.

         The "Class A-1 Rate" will be 1.915% per annum. The "Class A-2 Rate" will be 2.89% per annum. The "Class A-3 Rate" will be 4.74% per annum. The "Class A-4 Rate" will be 5.81% per annum. The "Class A-5 Rate" will be 6.30% per annum. The "Class B Rate" will be 6.64% per annum. The "Class C Rate" will be 7.03% per annum. The "Class D Rate" will be 7.42% per annum.

         "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on January 15, 2002. Payments on the Notes will be made on each Distribution Date to holders of record of the Notes (the "Noteholders") as of the close of business on the day immediately preceding such Distribution Date (the "Record Date").

         The "Collection Period" with respect to any Distribution Date will be the calendar month preceding the month in which that Distribution Date occurs.

         As used herein, "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the States of New York, Oklahoma or Delaware are authorized or required by law, executive order or governmental decree to be closed.

Payments of Principal

         Principal payments will be made to the Noteholders in sequential order in an amount generally equal to the Regular Principal Allocation for each Distribution Date. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. No principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. No principal payments will be made on the Class A-5 Notes until the Class A-4 Notes have been paid in full. No principal payments will be made on the Class B Notes until the Class A-5 Notes have been paid in full. No principal payments will be made on the Class C Notes until the Class B Notes have been paid in full. No principal payments will be made on the Class D Notes until the Class C Notes have been paid in full.

         The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Distribution Date in January 2003 (the "Class A-1 Final Scheduled Distribution Date"). The principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Distribution Date in December 2008 (the "Class A-2 Final Scheduled Distribution Date"). The principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Distribution Date in February 2013 (the "Class A-3 Final Scheduled Distribution Date"). The principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Distribution Date in December 2014 (the "Class A-4 Final Scheduled Distribution Date"). The principal balance of the Class A-5 Notes, to the extent not previously paid, will be due on the Distribution Date in April 2016 (the "Class A-5 Final Scheduled Distribution Date"). The principal balance of the Class B Notes, to the extent not previously paid, will be due on the Distribution Date in April 2018 (the "Class B Final Scheduled Distribution Date"). The principal balance of the Class C Notes, to the extent not previously paid, will be due on the Distribution Date in December 2019 (the "Class C Final Scheduled Distribution Date"). The principal balance of the Class D Notes, to the extent not previously paid, will be due on the Distribution Date in January 2023 (the "Class D Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes or the Class D Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors, including those described herein under "Weighted Average Life of the Notes."

Optional Redemption

         The Notes will be subject to early retirement, in whole but not in part, on any Distribution Date on which the Servicer or the Certificateholder exercises its option to purchase the Receivables. Under the terms of the Sale and Servicing Agreement, the Servicer, upon 30 days prior notice, or, if the Servicer elects not to exercise that right, the Certificateholder (if the Certificateholder is not the Seller, the Depositor or an affiliate thereof) may purchase the Receivables when the Pool Balance has been reduced to 10% or less of the Original Pool Balance. The "Pool Balance" on any Distribution Date will equal the aggregate principal balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchase Amounts to be remitted by the Servicer or the Originators, as the case may be, for such Collection Period, and after adjustment for Cram Down Losses and reduction to zero of the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period. Any such purchase of the Receivables by the Servicer or the Certificateholder will result in the early retirement of the outstanding Notes at a purchase price equal to the outstanding principal amounts thereof plus accrued and unpaid interest thereon.

Certain Provisions of the Indenture

         Indenture Events of Default; Rights upon Indenture Event of Default. Events of default under the Indenture ("Indenture Events of Default") will consist of:

         (1) a default for five days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes or, if the Class B Notes are no longer outstanding, the Class C Notes or, if the Class C Notes are no longer outstanding, the Class D Notes (the "Controlling Class") when the same becomes due and payable;

         (2) a default in the payment of principal of any Note when the same becomes due and payable upon maturity;

         (3) a default in the observance or performance in any material respect of any other covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class;

         (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class; or

         (5) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Trust.

The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Principal Distribution Account; therefore, the failure to pay principal on a Class of Notes will generally not result in the occurrence of an Event of Default under the Indenture until the applicable Final Scheduled Distribution Date for such Class of Notes.

         If an Indenture Event of Default occurs, then the Indenture Trustee may and at the direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class shall declare the Controlling Class of Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the Receivables, may exercise any other remedies as a secured party, including selling the Receivables, or may elect to maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee will be prohibited from selling the Receivables following an Indenture Event of Default other than an Indenture Event of Default listed in clause (1) or (2) of the immediately preceding paragraph, unless, (i) with respect to any Event of Default listed in clause (5) of the immediately preceding paragraph, (a) the holders of all the outstanding Controlling Class consent to such sale; (b) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding Notes at the date of such sale; or (c) the Indenture Trustee determines based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the Indenture Trustee) that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of Notes representing two-thirds of the aggregate outstanding principal amount of the Controlling Class, or (ii) with respect to any Event of Default listed in clause (3) or (4) of the immediately preceding paragraph, (a) the holders of all the outstanding Notes consent thereto; or (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding Notes. Any proceeds received in connection with a sale of the Receivables described in this paragraph, net of certain fees and expenses, shall be distributed ratably to the Class A Notes to the extent of interest thereon and then to the principal of the Class A-1, Class A-2, Class A-3, Class A-4 Notes and Class A-5 Notes, interest and principal of the Class B Notes, interest and principal of the Class C Notes and interest and principal of the Class D Notes, in that order until the outstanding principal balance of each such Class is reduced to zero.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the aggregate outstanding principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Controlling Class may, in certain cases, waive any Indenture Event of Default except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

         Notwithstanding the Indenture Events of Default described in the Prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default, until the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an Event of Default and until the Class C Notes have been paid in full, the failure to pay interest due on the Class D Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, in order that there be separate trustees for each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B, Class C and Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B, Class C and Class D Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes, and for so long as any amounts remain unpaid with respect to the Class B Notes, only the trustee for the Class B Noteholders will have the right to exercise remedies under the Indenture (but the Class C and Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C and Class D Notes to the Class A Notes and Class B Notes as described herein), and only the Class B Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full. Upon repayment of the Class A and Class B Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class C Notes, and for so long as any amounts remain unpaid with respect to the Class C Notes, only the trustee for the Class C Noteholders will have the right to exercise remedies under the Indenture (but the Class D Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class D Notes to the Class A Notes, the Class B Notes and the C Notes as described herein), and only the Class C Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class C Notes are paid in full. Upon repayment of the Class A, Class B and Class C Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class D Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless:

         (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default;

         (2) the holders of not less than 25% of the outstanding principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

         (3) such holder or holders have offered the Indenture Trustee indemnity satisfactory to the Indenture Trustee;

         (4) the Indenture Trustee has for 60 days failed to institute such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Controlling Class.

         None of the Indenture Trustee, the Bond Administrator or the Owner Trustee in its individual capacity, any Certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust, the Certificate Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         The Trust may not engage in any activity other than as described herein. The Trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity unless:

         (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture;

         (3) no Indenture Event of Default shall have occurred immediately after such merger or consolidation;

         (4) the Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of such Rating Agency's then-current rating of any Class of the Notes; and

         (5) the Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse federal tax consequence to the Trust or to any Noteholder.

         The Trust will not:

         (1) except as expressly permitted by the Indenture or the Transfer and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust;

         (3)  dissolve or liquidate in whole or in part;

         (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

         (5) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or

         (6) permit the lien of the Indenture not to constitute a valid first priority perfected security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

         Modification of Indenture. The Trust and the Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may

         (1) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable;

         (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

         (3) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

         (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them;

         (5) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes;

         (6) decrease the percentage of the aggregate principal amount of the Controlling Class required to amend the sections of the Indenture that specify the percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or

         (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Notes.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

The Indenture Trustee

         U.S. Bank National Association, a national banking association, will be the Indenture Trustee under the Indenture (the "Indenture Trustee"). The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. The Trust will be obligated to remove the Indenture Trustee and appoint a successor if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will become effective until acceptance of the appointment by such successor Indenture Trustee. Unless a successor trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

The Bond Administrator

         Citibank, N.A., a national banking association, will be the Bond Administrator (the "Bond Administrator") on behalf of the Indenture Trustee under the Indenture.

Fees to Trustees, Bond Administrator and Back-up Servicer

         The aggregate of the fees payable on any Distribution Date to the Owner Trustee, the Indenture Trustee, the Bond Administrator and the Back-up Servicer is not expected to be greater than the product of one-twelfth of 0.10% per annum and the Pool Balance as of the first day of the related Collection Period.

                    CERTAIN INFORMATION REGARDING THE NOTEs

Form, Exchange, Registration and Title

         The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Noteholders may hold their Notes in the United States through DTC, or, solely in the case of the Notes, in Europe through Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg ("Clearstream") or the Euroclear System ("Euroclear"), a professional depository operated by Euroclear Bank S.A./N.V., if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Noteholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants (unless and until Definitive Notes (as defined below) are issued). In addition, Noteholders will receive all distributions of principal of and interest on the Notes from the Bond Administrator, on behalf of the Indenture Trustee, through DTC and Participants. Noteholders will not receive or be entitled to receive physical securities representing their respective interests in the Notes, except under the limited circumstances described below.

         Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Beneficial owners of the Notes will not be Noteholders. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

         While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, beneficial owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer the Notes by book-entry transfer through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

         Physical Notes will be issued in registered form to Noteholders or their nominees rather than to DTC (such being referred to herein as "Definitive Notes") only if:

         (1) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes and the Depositor or the applicable Trustee is unable to locate a qualified successor,

         (2) the Depositor, at its sole option and with the consent of the applicable Trustee, elects to terminate the book-entry system through DTC or

         (3) in the case of the Notes, after the occurrence of an Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Bond Administrator, on behalf of the Indenture Trustee, in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Notes being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Notes to Noteholders, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

         DTC has advised the Depositor and the applicable Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any percentage interests of the Notes only at the direction of and on behalf of such Participants with respect to such percentage interests of the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Class of Notes. Clearstream Customers in the United States are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear clearance system. The Euroclear clearance system establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Class of Notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" herein. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Depositor would seek an alternative depositary (if available) or cause the issuance of Definitive Notes to Noteholders or their nominees in the manner described above.

         Issuance of the Notes in book-entry form rather than as physical Notes may adversely affect the liquidity of the Notes in the secondary market and the ability of Noteholders to pledge them. In addition, since distributions on the Notes will be made by the applicable Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Noteholders, Noteholders may experience delays in the receipt of such distributions.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale, Assignment and Transfer of Receivables

         On the Closing Date, the Seller will sell and assign the Receivables to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, and the Depositor will transfer the Receivables to the Trust, without recourse, pursuant to the Sale and Servicing Agreement. Each Receivable will be identified in a schedule to the Receivables Purchase Agreement and the Sale and Servicing Agreement.

         In the Sale and Servicing Agreement, each Originator will represent and warrant to the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee and the Bond Administrator that, among other things:

         (1) the information provided with respect to the Receivables is correct in all material respects as of the Cutoff Date;

         (2) either the Servicer or the Obligor on each Receivable will maintain physical damage insurance covering the Financed Vehicle in accordance with the Originator's normal requirements;

         (3) the Receivables will be free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims will have been asserted or threatened under such Receivables;

         (4) immediately prior to the transfer of the Receivables to the Trust, each of the Receivables will be secured by a first priority perfected security interest in the related Financed Vehicle in favor of the Depositor; and

         (5) each Receivable, at the time it was originated, complied and, at the Closing Date, will comply in all material respects with applicable federal and state laws.

         Each Originator will be obligated to repurchase for the Purchase Amount any Receivable with respect to which there is a breach of a representation or warranty that materially and adversely affects the value of that Receivable, unless such breach is cured in a timely manner. The "Purchase Amount" with respect to any Receivable will equal the unpaid principal balance owed by the Obligor thereof plus up to 120 days of accrued but unpaid interest on such amount at the applicable APR.

         There is no guarantee, however, that the Originators individually, or together, will have the financial ability to effect any repurchase of Receivables.

Servicing Procedures

         The Servicer will follow its current standards, or such more exacting standards as the Servicer may employ in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and in compliance with the Sale and Servicing Agreement, arrange with an Obligor to extend the payment due date under the related Receivable. No such arrangement will extend the final payment date on any Receivable beyond the last day of the Collection Period ending six months prior to the Final Scheduled Maturity Date. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable for the Purchase Amount.

         On or before the third Business Day preceding the related Distribution Date (each such day, a "Determination Date"), the Servicer will prepare and deliver to the Indenture Trustee, the Bond Administrator, the Owner Trustee, the Back-up Servicer, the Depositor and the Rating Agencies a certificate (the "Servicer's Certificate") setting forth, among other things, the amount collected on the Receivables during the related Collection Period, including the Purchase Amounts for any Purchased Receivables and the unpaid principal balance of any Receivables that became Liquidated Receivables during such Collection Period, to enable the Bond Administrator, on behalf of the Indenture Trustee, to make all required distributions and to deliver the Statement to Noteholders on the related Distribution Date.

Monthly Advances

         With respect to each Distribution Date, not later than one Business Day prior to such Distribution Date, the Servicer will remit to the Bond Administrator for deposit in the Collection Account an amount to be distributed on such Distribution Date, equal to the interest due but not received on each of the Receivables during the previous Collection Period (net of the Servicing Fee) (the "Advance"). The Servicer's obligation to make Advances continues with respect to each Receivable until such Receivable becomes a Liquidated Receivable.

         Notwithstanding the foregoing, the Servicer is not required to make any Advance if, in the good faith judgment and sole discretion of the Servicer, the Servicer determines that the Advance will not be ultimately recoverable from collections received from the Obligor in respect to the related Receivable or other recoveries in respect of that Receivable (a "Nonrecoverable Advance"). However, if any Advance paid by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of that Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account. The Servicer's right to reimbursement for Nonrecoverable Advances is prior to the rights of the holders of the Notes.

Accounts

         On or before the Closing Date, the Trust will establish, or cause to be established, the Collection Account, the Note Interest Distribution Account, the Paid-Ahead Account, the Principal Distribution Account, the Reserve Account, and the Certificate Distribution Account, which will be used by the Servicer and the Bond Administrator, on behalf of the Indenture Trustee, in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement.

         Funds in the Collection Account and the Reserve Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments rated in the highest investment category by each of the Rating Agencies. Any earnings on amounts on deposit in the Reserve Account (but not the Collection Account) will be available to fund distributions to Noteholders.

         The Collection Account, the Note Interest Distribution Account, the Principal Distribution Account, the Paid-Ahead Account, and the Reserve Account (together, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Bond Administrator or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, (1) which has either
(A) a long-term unsecured debt rating acceptable to each Rating Agency or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (2) whose deposits are insured by the FDIC.

         Collection Account. The Servicer, for the benefit of the Noteholders, will establish and maintain a collection account (the "Collection Account") at the Bond Administrator and in the name of the Indenture Trustee. The Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account within two Business Days of receipt thereof and in no event later than the Business Day prior to the related Distribution Date. If the Servicer is not able to remit such amounts at such time, those funds will not be available for distribution to Noteholders, and Noteholders might incur a loss as a result. The Indenture Trustee will possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Trust Estate (as defined in the Indenture). The Collection Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

         Note Interest Distribution Account. On or prior to the Closing Date, the Bond Administrator, on behalf of the Indenture Trustee, will establish and maintain initially with itself, in the name of the Indenture Trustee, an account into which amounts released from the Collection Account and the Reserve Account for payments of interest to the Noteholders will be deposited and from which all distributions of interest to the Noteholders will be made (the "Note Interest Distribution Account").

         Principal Distribution Account. On or prior to the Closing Date, the Bond Administrator, on behalf of the Indenture Trustee, will establish and maintain initially with itself, in the name of the Indenture Trustee, an account into which amounts released from the Collection Account and the Reserve Account for payments of principal to the Noteholders will be deposited and from which all distributions of principal to the Noteholders will be made (the "Principal Distribution Account").

         Reserve Account. On the Closing Date, the Trust will deposit from the proceeds of the sale of the Notes approximately $6,479,427.33 into a reserve account (the "Reserve Account"), which is 1.00% of the Original Pool Balance. Thereafter, the "Reserve Account Required Amount" for a Distribution Date will be an amount equal to the lesser of 2.00% of the Original Pool Balance (which is equal to approximately $12,958,854.66) and the aggregate principal amount of the Notes after giving effect to distributions on such Distribution Date. The Reserve Account shall be an Eligible Account held by the Bond Administrator, on behalf of the Indenture Trustee, and will be pledged to the Indenture Trustee for the benefit of the Noteholders. On each Distribution Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the Total Distribution Amount remaining after the payment of clauses (1) through (11) under "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments" herein, up to an amount equal to such shortfall, will be deposited to the Reserve Account.

         All amounts on deposit in the Reserve Account on any Distribution Date will be available for withdrawal up to the amount of the Reserve Account Withdrawal Amount, if any, and the Reserve Account Release Amount, if any, for such Distribution Date.

         Paid-Ahead Account. On or prior to the Closing Date, the Bond Administrator, on behalf of the Indenture Trustee, will establish and maintain initially with itself, in the name of the Indenture Trustee, an account into which early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full repayments or certain partial prepayments will be deposited (the "Paid-Ahead Account").

         Certificate Distribution Account. On or prior to the Closing Date, the Servicer will establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made.

Credit Enhancement

         Subordination of the Class D Notes, the Class C Notes and the Class B Notes. No distributions of principal will be made to the Class B Notes on any Distribution Date until the holders of the Class A Notes have been paid in full and all other required payments and deposits have been made. The subordination of the Class B Notes is intended to enhance the likelihood of timely receipt by the Class A Noteholders of the full amount of interest and principal payable to them on each Distribution Date and to afford the Class A Noteholders limited protection against losses in respect of the Receivables.

         No distributions of principal will be made to Class C Noteholders on any Distribution Date until the holders of the Class A Notes and Class B Notes have been paid in full and all other required payments and deposits have been made. The subordination of the Class C Notes is intended to enhance the likelihood of timely receipt by the Class A Noteholders and the Class B Noteholders of the full amount of interest and principal payable to them on each Distribution Date and to afford the Class A Noteholders and the Class B Noteholders limited protection against losses in respect of the Receivables.

         No distributions of principal will be made to Class D Noteholders on any Distribution Date until the holders of the Class A Notes, the Class B Notes and Class C Notes have been paid in full and all other required payments and deposits have been made. The subordination of the Class D Notes is intended to enhance the likelihood of timely receipt by the Class A Noteholders, the Class B Noteholders and the Class C Noteholders of the full amount of interest and principal payable to them on each Distribution Date and to afford the Class A Noteholders, the Class B Noteholders and the Class C Noteholders limited protection against losses in respect of the Receivables.

         Reserve Account. On any Distribution Date, the Reserve Account Withdrawal Amount, if any, will be applied to make the payments described herein under "Description of the Transfer and Servicing
Agreements--Distributions--Priority of Payments."

         The "Reserve Account Withdrawal Amount" with respect to each Distribution Date will be the lesser of (i) the amount then on deposit in the Reserve Account (after giving effect to any withdrawals therefrom relating to any Reserve Account Release Amount for such Distribution Date) and (ii) the amount, if any, by which the sum of the following amounts exceeds the Total Distribution Amount:

         o   the Servicing Fee for such Distribution Date,

         o   the Supplemental Servicing Fee for such Distribution Date,

         o the respective fees of the Indenture Trustee, the Owner Trustee, the Bond Administrator and the Back-up Servicer for such Distribution Date,

         o   interest on the Notes for such Distribution Date,

         o   if such Distribution Date is the Final Scheduled
             Distribution Date of any Class of Notes, the amount necessary to reduce the principal balance of such Class of Notes to zero,

         o to the extent not included in the preceding clause, the excess, if any, by which the aggregate outstanding principal amount of the Notes (after giving effect to distributions of the Total Distribution Amount on such Distribution Date) exceeds the Pool Balance with respect to such Distribution Date, and

         o if such Distribution Date is the Reserve Account Pay-Down Date, the amount necessary to reduce the principal balance of the Notes to zero.

         The "Reserve Account Pay-Down Date" will be the Distribution Date immediately following the first Distribution Date on which the amount then on deposit in the Reserve Account (after giving effect to distributions on such Distribution Date) is equal to or greater than the price that the Servicer or the Certificateholder, as applicable, would be required to pay for the Receivables if such party were to exercise its option to purchase the Receivables as described under "Description of the Notes--Optional Redemption" in this Prospectus Supplement.

Distributions

         Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Indenture Trustee, the Bond Administrator and the Owner Trustee with a Servicer's Certificate in which the Servicer will set forth certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to purchased by the Originators or the Servicer. The Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account within two Business Days of receipt thereof and in no event later than the Business Day prior to the related Distribution Date. On or before each Distribution Date, the Servicer shall notify the Bond Administrator to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the excess, if any, of (i) the amount on deposit in the Reserve Account on such Distribution Date (prior to giving effect to any withdrawals therefrom relating to such Distribution Date) over (ii) the Reserve Account Required Amount with respect to such Distribution Date (such excess, the "Reserve Account Release Amount"). In addition, the Servicer shall notify the Bond Administrator to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the Reserve Account Withdrawal Amount, if any, for such Distribution Date.

         The "Total Distribution Amount" with respect to each Distribution Date will equal the sum of the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses or Cram Down Losses) and the Interest Distribution Amount.

         The "Interest Distribution Amount" for any Distribution Date will be equal to the sum of the following amounts with respect to the related Collection Period:

         (1) that portion of all collections on Receivables allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made by the Servicer);

         (2) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable;

         (3)  Recoveries for such Collection Period;

         (4) investment earnings on the Reserve Account (but not the Collection Account) for the related Distribution Date;

         (5) net liquidation proceeds for such Collection Period to the extent allocable to interest; and

         (6)  net investment losses required to be deposited by the Seller.

         The "Regular Principal Distribution Amount" on any Distribution Date will be the sum of the following amounts, without duplication, with respect to the related Collection Period:

         (1) that portion of all collections on Receivables allocable to principal;

         (2) the unrecovered portion of the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period;

         (3)  the amount of any Cram Down Loss, and

         (4) that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period.

         "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the principal balance of the Receivable immediately prior to such order over (ii) the principal balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred on the date on which the Servicer received notice of such order.

         "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred: (1) the related Financed Vehicle has been repossessed and liquidated, (2) the related Financed Vehicle has been repossessed in excess of 60 days and has not yet been liquidated, (3) the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received or (4) the end of the Collection Period in which the Receivable becomes 120 days or more past due.

         "Realized Losses" as to any Distribution Date will equal the amount, if any, by which the outstanding aggregate principal balance of all Receivables that became Liquidated Receivables during the related Collection Period exceeds that portion allocable to principal of all net liquidation proceeds received with respect to such Liquidated Receivables.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including net liquidation proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

         The first Collection Period will begin on the open of business on December 1, 2001 and will continue through December 31, 2001. The first Distribution Date will occur on January 15, 2002, on which date the Regular Principal Allocation will include those collections received in respect of the Receivables for the Collection Period, allocable to principal, as described herein. Each Collection Period thereafter will consist of one calendar month. The following sets forth an example of a hypothetical monthly distribution:

December 1--December 31        Collection Period.  Scheduled payments,  prepayments and other proceeds on or with respect to the  Receivables are remitted to the Servicer and are to be  deposited  into the  Collection  Account as  provided in the
                               Sale and Servicing Agreement.

January 10                     Determination  Date.  On or before this date the  Servicer  will notify the Owner  Trustee,  the Indenture  Trustee and the Bond  Administrator
                               of, among other things,  the amount of collections  received during the related  Collection  Period and the amounts  required to be distributed on the Distribution Date.

January 14                     Record Date.  Distributions  on the  Distribution  Date will be made to
                               Securityholders of record at the close of business on this date.

January 15                     Distribution Date. The Bond  Administrator,  on behalf of the Indenture
                               Trustee,   will  pay  the  amounts  specified,   and  in  the  priority
                               described, below.

         Priority of Payments. On each Distribution Date, the Servicer will instruct the Bond Administrator to make, on behalf of the Indenture Trustee, the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

         (1)   to the Servicer, the Servicing Fee for the related
               Collection Period (and any accrued and unpaid Servicing Fees from prior Collection Periods);

         (2) to CITSF the Supplemental Servicing Fee, from the Total Distribution Amount remaining after the application of clause (1);

         (3) concurrently, from the Total Distribution Amount remaining after the application of clauses (1) and (2), (a) to the Indenture Trustee, the Indenture Trustee fee for the related Collection Period (and any accrued and unpaid Indenture Trustee fees from prior Collection Periods), (b) to the Owner Trustee, the Owner Trustee fee for the related Collection Period (and any accrued and unpaid Owner Trustee fees from prior Collection Periods), (c) to the Bond Administrator, the Bond Administrator fee for the related Collection Period (and any accrued and unpaid Bond Administrator fees from prior Collection Periods), and (d) to the Back-up Servicer, the Back-up Servicer fee for the related Collection Period (and any accrued and unpaid Back-up Servicer fees from prior Collection Periods);

         (4) to the Class A Noteholders, ratably, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Class A Noteholders' Interest Distributable Amount;

         (5) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the First Allocation of Principal, if any;

         (6) to the Class B Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (5), the Class B Noteholders' Interest Distributable Amount;

         (7) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (6), the Second Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (5) above;

         (8) to the Class C Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (7), the Class C Noteholders' Interest Distributable Amount;

         (9) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (8), the Third Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (5) above and any Second Allocation of Principal paid pursuant to clause (7) above;

         (10) to the Class D Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (9), the Class D Noteholders' Interest Distributable Amount;

         (11) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (10), the Regular Principal Allocation, reduced by any First Allocation of Principal paid pursuant to clause (5) above, any Second Allocation of Principal paid pursuant to clause
               (7) above and any Third Allocation of Principal paid pursuant to clause (9) above;

         (12) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (1) through (11), any deficiency in the Reserve Account Required Amount;

         (13) to the applicable party, from the Total Distribution Amount remaining after the application of clauses (1) through (12), any accrued and unpaid fees or expenses owed to such party, to the extent not paid pursuant to clauses (1) through (12); and

         (14) the remainder, if any, of the Total Distribution Amount, to the Certificate Distribution Account.

         On each Distribution Date, the Bond Administrator, on behalf of the Indenture Trustee, will withdraw the Reserve Account Release Amount and the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts into the Collection Account for distribution in the order of priority above.

         On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be generally distributed in the following order of priority:

         (1) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

         (2) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

         (3) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

         (4) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero;

         (5) to the Class A-5 Noteholders in reduction of principal until the principal balance of the Class A-5 Notes has been reduced to zero;

         (6) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero;

         (7) to the Class C Noteholders in reduction of principal until the principal balance of the Class C Notes has been reduced to zero; and

         (8) to the Class D Noteholders, an amount sufficient to reduce the principal balance of the Class D Notes to zero.

For purposes hereof, the following terms shall have the following meanings:

         "First Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date, the Class A-2 Interest Distributable Amount for such Distribution Date, the Class A-3 Interest Distributable Amount for such Distribution Date, Class A-4 Interest Distributable Amount for such Distribution Date and the Class A-5 Interest Distributable Amount for such Distribution Date.

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

         "Class C Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class C Monthly Interest Distributable Amount for such Distribution Date and the Class C Interest Carryover Shortfall for such Distribution Date.

         "Class D Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class D Monthly Interest Distributable Amount for such Distribution Date and the Class D Interest Carryover Shortfall for such Distribution Date.

         "Regular Principal Allocation" means, with respect to any Distribution Date, the excess, if any, of the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Distribution Date over the Pool Balance at the end of the related Collection Period; provided, however, that the Regular Principal Allocation shall not exceed the outstanding principal balance of the Notes; and provided, further, that the Regular Principal Allocation on or after the Final Scheduled Distribution Date of any Class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class of Notes to zero; and provided, further, that the Regular Principal Allocation on or after the Reserve Account Pay-Down Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Notes to zero;.

         "Second Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Servicing Fee" means an amount equal to the sum of (a) the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period, and (b) any late fees, extension fees, prepayment penalties and other administrative fees or similar charges collected on the Receivables.

         "Servicing Fee Rate" means 0.50% per annum.

         "Supplemental Servicing Fee" means, with respect to any Distribution Date, the product of one-twelfth of the Supplemental Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period.

         "Third Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Supplemental Servicing Fee Rate" means 1.00% per annum.

         Notwithstanding the foregoing, (x) following the occurrence and during the continuation of an Indenture Event of Default relating to default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account) remaining after the payment of the Servicing Fee, the Supplemental Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee, the Bond Administrator and the Back-up Servicer, respectively, and interest on the Class A Notes for such Distribution Date, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class A Notes to zero, and no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and no distributions of principal or interest on the Class C Notes will be made until payment in full of principal and interest on the Class A Notes and the Class B Notes, and no distributions of principal or interest on the Class D Notes will be made until payment in full of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes and (y) following the occurrence and during the continuation of any other Indenture Event of Default which has resulted in an acceleration of the Notes, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account) remaining after the payment of the Servicing Fee, the Supplemental Servicing Fee and the fees payable to the Owner Trustee, the Indenture Trustee, the Bond Administrator and the Back-up Servicer, respectively, interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal, if any, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Notes to zero.

Lists of Noteholders

         Three or more Noteholders of a given Class of Notes, or one or more Noteholders evidencing not less than 25% of the aggregate outstanding principal amount of a given Class of Notes may, by written request to the Indenture Trustee, obtain access to the list of like Noteholders maintained by the Indenture Trustee for the purpose of communicating with other like Noteholders with respect to their rights under the Indenture and Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to such list if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all like Noteholders.

Reports to Noteholders

         On each Determination Date, the Servicer will prepare and provide to the Bond Administrator a statement to be delivered to the Noteholders (the "Statement to Noteholders") on such Distribution Date. The Statement to Noteholders will be available on the Bond Administrator's website at www.sf.citidirect.com. Each such Statement to Noteholders will include the following information with respect to the Notes and the related Distribution Date or Collection Period, as applicable:

         (1) the amount of the distribution allocable to principal of each Class of Notes;

         (2) the amount of the distribution allocable to interest on or with respect to each Class of Notes;

         (3)   the amount of the Regular Principal Allocation;

         (4)   the amount of the First Allocation of Principal, if any;

         (5)   the amount of the Second Allocation of Principal, if any;

         (6)   the amount of the Third Allocation of Principal, if any;

         (7) the Pool Balance as of the close of business on the last day of the related Collection Period;

         (8) the outstanding aggregate principal amount of, and the note factor, for each Class of Notes after giving effect to all payments reported under clause (1) above on such date;

         (9) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

         (10) the amount of the Supplemental Servicing Fee paid to CITSF with respect to the related Collection Period;

         (11) the amounts of the respective fees paid to the Owner Trustee, the Indenture Trustee, the Bond Administrator and the Back-up Servicer with respect to the related Collection Period;

         (12) the aggregate amounts of Realized Losses, if any, and Cram Down Losses, if any, separately identified, with respect to the related Collection Period;

         (13)  the balance of the Reserve Account on the related
               Determination Date after giving effect to deposits and withdrawals to be made on such Distribution Date, if any;

         (14) the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from such account, in each case with respect to such Distribution Date;

         (15) the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

         (16) the aggregate principal balance of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent as of the last day of the related Collection Period;

         (17) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class D Interest Carryover Shortfall, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement;

         (18) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

         (19) the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed; and

         (20) the aggregate principal balance and number of Receivables with respect to which the Servicer granted an extension.

         Each amount set forth on the Distribution Date statement under clauses (1), (2), (3), (4), (5), (6), (9), (10), (11) or (17) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Bond Administrator will mail to each person who at any time during such calendar year has been a Noteholder and received any payment on the Notes, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" herein.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Distribution Date in an amount equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period. The Servicing Fee also includes any late fees, extension fees, prepayment penalties and other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of receivables, as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the Receivables.

Supplemental Servicing Fee

         The Supplemental Servicing Fee is payable to CITSF, regardless of whether CITSF acts as Servicer, pursuant to clause (2) under "--Distributions--Priority of Payments."

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Bond Administrator, the Owner Trustee and the Rating Agencies within 120 days after the end of each calendar year, a statement as to compliance by the Servicer during the twelve months that ended as of the end of such calendar year (or in the case of the first such certificate, the period from the Closing Date to the end of such calendar year) with certain standards relating to the servicing of the Receivables.

         The Sale and Servicing Agreement will also provide for the delivery to the Indenture Trustee, the Bond Administrator, the Owner Trustee and the Rating Agencies, within 120 days after the end of each calendar year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or in the case of the first such certificate, the period from the Closing Date to the end of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer has agreed to give the Indenture Trustee, the Bond Administrator and the Owner Trustee notice of any Servicer Termination Event under the Sale and Servicing Agreement.

         Copies of such accountants' statements and officer's certificates may be obtained by Noteholders on request in writing addressed to the Bond Administrator.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event The CIT Group/Sales Financing, Inc. resigns as Servicer or is terminated as Servicer, the Back-up Servicer has agreed to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement except for liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

         Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity, in each of the foregoing cases, assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

Servicer Termination Events and Additional Servicer Termination Events

         A "Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence of any of the following:

         (1) any failure by the Servicer to deposit to the Collection Account any proceeds or payments required to be so delivered, which failure continues unremedied for five Business Days, or any failure to deliver the Servicer's Certificate by the applicable Determination Date, which failure materially and adversely affects the rights of Securityholders and continues unremedied for five Business Days;

         (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by (a) the Back-up Servicer or (b) the holders of Notes representing more than 25% of the aggregate outstanding principal amount of the Controlling Class;

         (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer;

         (4) any assignment or delegation by the Servicer of its duties or rights under the Sale and Servicing Agreement, except as specifically permitted thereunder; and

         (5) the disqualification of the Servicer as an Eligible Servicer under the Sale and Servicing Agreement.

         In addition, if the Servicer fails to meet certain performance tests described in the Sale and Servicing Agreement, that failure will constitute an "Additional Servicer Termination Event" under the Sale and Servicing Agreement.

Rights Upon Servicer Termination Event or Additional Servicer Termination Event

         If a Servicer Termination Event occurs, then the Indenture Trustee or holders of Notes evidencing 25% or more of the aggregate outstanding principal amount of the Controlling Class, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement. If an Additional Servicer Termination Event occurs, then the Indenture Trustee may, and will at the direction of the owner of at least 75% of the Certificates, terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement. In either case, the Back-up Servicer, as successor Servicer, or such other successor Servicer, as shall have been appointed by the Indenture Trustee, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor Servicer will not result in a material disruption in the performance of the duties of the Servicer.

Waiver of Past Defaults

         The holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

Back-up Servicer

         If a Servicer Termination Event occurs under the Sale and Servicing Agreement while CITSF is Servicer, or if CITSF is terminated as Servicer or resigns as Servicer, the Back-up Servicer has agreed to act as successor Servicer.

Amendment

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders thereunder; provided, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Securityholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Notes.

         The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the Class A Noteholders evidencing at least a majority of the Class A Note Balance, the Class B Noteholders evidencing at least a majority of the Class B Note Balance, the Class C Noteholders evidencing at least a majority of the Class C Note Balance and the Class D Noteholders evidencing at least a majority of the Class D Note Balance, and the Consent of Certificateholders evidencing at least a majority of the percentage interests in the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders; provided, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders or (2) reduce the aforesaid percentage of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Certificates that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Class A Notes, Class B Notes, Class C Notes, Class D Notes or Certificates, as applicable.

         The Transfer and Servicing Agreements may not be amended in any manner that materially affects the rights or obligations of either Originator under those agreements without the consent of that Originator.

Termination

         The obligations of the Servicer, the Depositor, the Trust Administrator, the Owner Trustee, the Indenture Trustee and the Bond Administrator with respect to the Trust pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of:

         (1) the maturity or other liquidation of the last Receivable in the Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables,

         (2) the payment to Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing
              Agreements and

         (3) the purchase by the Servicer or the Certificateholder of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 10% or less of the Original Pool Balance pursuant to the terms of the Sale and Servicing Agreement.

Administration Agreement

         Salomon Brothers Realty Corp., or an affiliate thereof, in such party's capacity as the Trust Administrator (the "Trust Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Trust Administrator will agree to provide the notices and to perform other administrative obligations required by the Indenture. The Trust Administrator will not be paid a separate fee for the performance of its duties as Trust Administrator.

                        DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions

         The Certificates will have no principal balance and will not accrue interest. Payments will be made on the Certificates on each Distribution Date only to the extent of available funds after payments on the Notes, Trust expenses and other required amounts, as described herein.

Certificate Trust

         On the Closing Date, the Certificates will be issued to a Delaware business trust (the "Certificate Trust"). The Certificate Trust will be created pursuant to an agreement ( the "Certificate Trust Agreement") to be dated as of December 1, 2001, between the Depositor and the Owner Trustee. The Certificate Trust will issue the Beneficial Interest, which will initially be held by the Seller or an affiliate thereof.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) that is taxable as a corporation.

         Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Material Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

                             ERISA CONSIDERATIONS

The Notes

         The Notes may, in general, be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

         The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Bond Administrator or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and (2) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

ERISA Underwriter's Exemption

         It is expected that the ERISA prohibited transaction exemption (the "Exemption") granted to the lead Underwriter which is described in the "ERISA Considerations" section of the prospectus will apply to the acquisition and holding by Plans of the Notes and that all conditions of such Exemption other than those within the control of the investors will be met.

         The rating of a Note may change. If the rating of a Note declines below BBB- or Baa3, such Note will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Note when it had an investment-grade rating would not be required by the Exemption to dispose of it).

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the

Code, the applicability of the Exemption referenced above and described in the prospectus, the effect of the Plan Assets Regulations and the potential consequences in their specific circumstances prior to making an investment in the Notes. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standard of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement among the Depositor and the Underwriters (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below.

                                           Principal      Principal      Principal      Principal      Principal
                                           Amount of      Amount of      Amount of      Amount of      Amount of
                                           Class A-1      Class A-2      Class A-3      Class A-4      Class A-5
Underwriter                                  Notes          Notes          Notes          Notes          Notes
-----------                                  -----          -----          -----          -----          -----
Salomon Smith Barney Inc..............   $ 17,640,000   $ 142,200,000  $ 114,000,000   $44,400,000    $ 28,732,800
Countrywide Securities Corporation....   $  5,880,000   $  47,400,000  $  38,000,000   $14,800,000    $  9,577,600
Utendahl Capital Partners, L.P. ......   $  5,880,000   $  47,400,000  $  38,000,000   $14,800,000    $  9,577,600


                                           Principal      Principal      Principal
                                           Amount of      Amount of      Amount of
                                            Class B        Class C        Class D
Underwriter                                  Notes          Notes          Notes
-----------                                  -----          -----          -----
Salomon Smith Barney Inc..............    $24,298,000    $22,678,000    $22,678,733


         In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes if any Notes are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

         The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less the initial selling concession not in excess of the applicable percentage set forth in the table below. The Underwriters may allow and such dealers may reallow a concession not in excess of the applicable percentage set forth in the table below to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

                                             Selling
                                           Concession       Reallowance
                                           ----------       -----------
Class A-1 Notes...............................0.060%           0.036%
Class A-2 Notes...............................0.090%           0.054%
Class A-3 Notes...............................0.150%           0.090%
Class A-4 Notes...............................0.180%           0.108%
Class A-5 Notes...............................0.210%           0.126%
Class B Notes.................................0.270%           0.162%
Class C Notes.................................0.330%           0.198%
Class D Notes.................................0.360%           0.216%

         Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and
(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify each of the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that any of the Underwriters may be required to make in respect thereof.

         The Bond Administrator, on behalf of the Trustee, may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriter or their affiliates.

         The Seller, the Depositor and the Bond Administrator are affiliates of Salomon Smith Barney Inc.

                                 LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and Seller by Sidley Austin Brown & Wood LLP. Certain legal matters with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" herein will be passed upon by Sidley Austin Brown & Wood LLP, special federal tax counsel to the Depositor. Certain legal matters will be passed upon for the Underwriters by Sidley Austin Brown & Wood LLP.

                                                 INDEX OF DEFINED TERMS

Term                                             Page         Term                                             Page
----                                             ----         ----                                             ----

Additional Servicer Termination Event............S-63        Class A-5 Monthly Interest Distributable Amount..S-41
Advance....................................S-10, S-52        Class A-5 Notes..................................S-41
APR...............................................S-5        Class A-5 Rate...................................S-42
Asset Service Center.............................S-24        Class B Final Scheduled Distribution Date........S-43
Back-up Servicer..................................S-4        Class B Interest Carryover Shortfall.............S-42
Beneficial Interest...............................S-4        Class B Monthly Interest Distributable Amount....S-41
Bond Administrator..........................S-4, S-47        Class B Noteholders' Interest Distributable
Business Day.....................................S-42            Amount.......................................S-42, S-58
Cede........................................S-2, S-48        Class B Notes....................................S-41
Certificate Distribution Account.................S-53        Class B Rate.....................................S-42
Certificate Trust................................S-65        Class C Final Scheduled Distribution Date........S-43
Certificate Trust Agreement......................S-65        Class C Interest Carryover Shortfall.............S-42
Certificates......................................S-4        Class C Monthly Interest Distributable Amount....S-41
Certificatholder..................................S-8        Class C Noteholders' Interest Distributable
CIT...............................................S-4         Amount..........................................S-42, S-59
CITCF-NY..........................................S-4        Class C Notes....................................S-41
CITSF.............................................S-4        Class C Rate.....................................S-42
Class A Noteholders' Interest Distributable                  Clearstream......................................S-48
    Amount.......................................S-58        Clearstream Customers............................S-49
Class A Notes....................................S-41        Closing Date.....................................S-18
Class A-1 Final Scheduled Distribution Date......S-43        Collection Account...............................S-53
Class A-1 Interest Carryover Shortfall...........S-41        Collection Period................................S-42
Class A-1 Interest Distributable Amount..........S-42        Contract Rate....................................S-18
Class A-1 Monthly Interest Distributable Amount..S-41        Controlling Class................................S-43
Class A-1 Notes..................................S-41        CPR..............................................S-31
Class A-1 Rate...................................S-42        CPR Tables.......................................S-31
Class A-2 Final Scheduled Distribution Date......S-43        Cram Down Loss...................................S-55
Class A-2 Interest Carryover Shortfall...........S-41        Custodian........................................S-17
Class A-2 Interest Distributable Amount..........S-42        Cutoff Date.................................S-5, S-17
Class A-2 Monthly Interest Distributable Amount..S-41        Cutoff Date Pool Balance.........................S-17
Class A-2 Notes..................................S-41        Definitive Notes.................................S-49
Class A-2 Rate...................................S-42        Depositaries.....................................S-48
Class A-3 Final Scheduled Distribution Date......S-43        Depositor.........................................S-4
Class A-3 Interest Carryover Shortfall...........S-41        Determination Date...............................S-52
Class A-3 Interest Distributable Amount..........S-42        Distribution Date...........................S-5, S-42
Class A-3 Monthly Interest Distributable Amount..S-41        DTC..............................................S-48
Class A-3 Notes..................................S-41        Eligible Deposit Account.........................S-52
Class A-3 Rate...................................S-42        Eligible Institution.............................S-52
Class A-4 Final Scheduled Distribution Date......S-43        Eligible Investments.............................S-52
Class A-4 Interest Carryover Shortfall...........S-41        ERISA............................................S-65
Class A-4 Monthly Interest Distributable Amount..S-41        Euroclear........................................S-48
Class A-4 Notes..................................S-41        Euroclear Operator...............................S-50
Class A-4 Rate...................................S-42        Euroclear Participants...........................S-50
Class A-5 Final Scheduled Distribution Date......S-43        Exemption........................................S-65
Class A-5 Interest Carryover Shortfall...........S-42        Final Scheduled Distribution Date...........S-6, S-31
Class A-5 Interest Distributable Amount..........S-42        Financed Vehicles................................S-17
                                                             First Allocation of Principal....................S-58

                                                     S-69

Term                                            Page         Term                                             Page
----                                            ----         ----                                             ----

Force-Placed Insurance...........................S-28        Receivables......................S-4, S-5, S-17, S-18
Indenture........................................S-41        Receivables Pool.................................S-18
Indenture Events of Default......................S-43        Receivables Purchase Agreement...................S-18
Indenture Trustee...........................S-4, S-47        Record Date......................................S-42
Initial Class A-1 Note Balance...................S-41        Recoveries.......................................S-56
Initial Class A-2 Note Balance...................S-41        Regular Principal Allocation.....................S-59
Initial Class A-3 Note Balance...................S-41        Regular Principal Distribution Amount............S-55
Initial Class A-4 Note Balance...................S-41        Reserve Account..................................S-53
Initial Class A-5 Note Balance...................S-41        Reserve Account Pay-Down Date....................S-54
Initial Class B Note Balance.....................S-41        Reserve Account Release Amount...................S-55
Initial Class C Note Balance.....................S-41        Reserve Account Required Amount..................S-53
Insurance Advances...............................S-29        Reserve Account Withdrawal Amount................S-54
Interest Accrual Period...........................S-5        Rules............................................S-49
Interest Distribution Amount.....................S-55        S&P..............................................S-11
Liquidated Receivable............................S-56        Sale and Servicing Agreement.....................S-18
Moody's..........................................S-11        Salomon Brothers Realty...........................S-4
Net Losses.......................................S-27        Second Allocation of Principal...................S-59
Nonrecoverable Advance...........................S-52        Securities........................................S-4
Note Interest Distribution Account...............S-53        Seller............................................S-4
Noteholders......................................S-42        Servicer..........................................S-4
Notes............................................S-41        Servicer Termination Event.......................S-62
Obligors.........................................S-15        Servicer's Certificate...........................S-52
Original Pool Balance.............................S-5        Servicing Fee....................................S-59
Originator..................................S-4, S-24        Servicing Fee Rate...............................S-59
Owner Trustee...............................S-4, S-17        Statement to Noteholders.........................S-60
Paid-Ahead Account...............................S-53        Supplemental Servicing Fee.......................S-59
Paid-Ahead Period................................S-29        Supplemental Servicing Fee Rate..................S-59
Paid-Ahead Precomputed Receivable................S-30        Terms and Conditions.............................S-50
Paid-Ahead Simple Interest Receivable............S-29        Third Allocation of Principal....................S-59
Participants.....................................S-48        Total Distribution Amount........................S-55
Payment Date......................................S-5        Transfer and Servicing Agreements................S-51
Plan.............................................S-65        Trust.......................................S-4, S-16
Pool Balance.....................................S-43        Trust Accounts...................................S-52
Principal Distribution Account...................S-53        Trust Administrator..............................S-64
Purchase Agreement...............................S-18        Trustees.........................................S-16
Purchase Amount..................................S-51        Underwriters.....................................S-66
Rating Agencies..................................S-11        Underwriting Agreement...........................S-66
Realized Losses..................................S-56

==============================================================================
                             Prospectus Supplement


                              SSB RV Trust 2001-1

           $  29,400,000          1.915% Asset Backed Notes, Class A-1
           $ 237,000,000          2.89% Asset Backed Notes, Class A-2
           $ 190,000,000          4.74% Asset Backed Notes, Class A-3
           $  74,000,000          5.81% Asset Backed Notes, Class A-4
           $  47,888,000          6.30% Asset Backed Notes, Class A-5
           $  24,298,000          6.64% Asset Backed Notes, Class B
           $  22,678,000          7.03% Asset Backed Notes, Class C
           $  22,678,733          7.42% Asset Backed Notes, Class D

                         Salomon Brothers Realty Corp.
                                    Seller

                          SSB Vehicle Securities Inc.
                                   Depositor


                      The CIT Group/Sales Financing, Inc.
                                   Servicer


                                 Class A Notes

                             Salomon Smith Barney

                      Countrywide Securities Corporation

                        Utendahl Capital Partners, L.P.


                      Class B, Class C and Class D Notes

                             Salomon Smith Barney

         You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these Notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of these Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these Notes will deliver a Prospectus Supplement and Prospectus until March 13, 2002.

==============================================================================

PROSPECTUS
                              ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)

                          SSB VEHICLE SECURITIES INC.

         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between SSB Vehicle Securities Inc. (the "Company") or a limited purpose finance subsidiary of the Company organized and established by the Company (each such limited purpose finance subsidiary, a "Transferor"), as depositor (the "Depositor" and the Trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "Receivables") secured by new or used (i) automobiles, light-duty trucks and motorcycles and/or (ii) recreational vehicles, certain monies due or received thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement. For additional information, please see "Risk Factors--Risks Associated with Subsequent Receivables and the Pre-Funding Account" below.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

         Prospective investors should consider the information set forth under "Risk Factors" beginning on page 8 hereof and in the related Prospectus Supplement.

Any Notes of a series represent obligations of, and the certificates of a series represent beneficial interests in, the related trust only and do not represent obligations of or interests in, and are not guaranteed or insured by, SSB Vehicle Securities Inc., the servicer, the seller(s) or any of their respective affiliates. None of the notes, the certificates or the receivables is guaranteed or insured by any government agency or instrumentality.

 These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any
                      representation to the contrary is a
                               criminal offense.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

December 12, 2001

                             AVAILABLE INFORMATION

         SSB Vehicle Securities Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 800-732-0330); and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 (telephone 312-353-7390) and 233 Broadway, New York, New York 10279 (telephone 646-428-1500). Also, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including SSB Vehicle Securities Inc., that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Christopher J. Hawke, SSB Vehicle Securities Inc., 390 Greenwich Street, New York, New York 10013; telephone 212-816-6000.

                               SUMMARY OF TERMS

The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer...........................   With respect to each series of Securities,
                                    the trust (the "Trust" or the "Issuer") to be formed pursuant to either a Trust
                                    Agreement (as amended and supplemented
                                    from time to time, a "Trust Agreement")
                                    among the Depositor and the trustee
                                    specified in the related Prospectus
                                    Supplement (the "Trustee") and, if so
                                    specified in the related Prospectus
                                    Supplement, a limited purpose affiliate of the Seller (the "Seller Affiliate") or a
                                    Pooling and Servicing Agreement (as
                                    amended and supplemented from time to
                                    time, a "Pooling and Servicing Agreement") among the Trustee, the Depositor and the servicer specified in the related
                                    Prospectus Supplement (the "Servicer").

Company..........................   SSB Vehicle Securities Inc. (the
                                    "Company"). See "The Company".

Depositor........................   With respect to each series of Securities,
                                    either the Company or a limited purpose
                                    finance subsidiary of the Company (each
                                    such limited purpose finance subsidiary, a "Transferor").

Seller(s)........................   With respect to each series of Securities,
                                    the Seller(s) will be specified in the
                                    related Prospectus Supplement.

Servicer.........................   With respect to each series of Securities,
                                    the Servicer will be specified in the
                                    related Prospectus Supplement.

Trustee..........................   With respect to each series of Securities,
                                    the Trustee will be specified in the
                                    related Prospectus Supplement.

Indenture Trustee................   With respect to any applicable series of
                                    Securities, the Indenture Trustee will be specified in the related Prospectus
                                    Supplement.

The Notes........................   A series of Securities may include one or
                                    more classes of Notes, which will be
                                    issued pursuant to an Indenture between
                                    the Trust and the Indenture Trustee (as
                                    amended and supplemented from time to
                                    time, an "Indenture"). The related
                                    Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Notes will be
                                    available for purchase in minimum
                                    denominations of $1,000 and will be
                                    available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive--Securities".

                                    Except in the case of any Strip Notes (as defined below), each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                                    With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                                    In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                    If the Servicer exercises its option to
                                    purchase the Receivables of a Trust (or, if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing
                                    Agreements--Termination", the outstanding
                                    Notes will be redeemed as set forth in the related Prospectus

                                    Supplement. In addition, if the related
                                    Prospectus Supplement provides that the
                                    property of a Trust will include a
                                    Pre-Funding Account (as such term is
                                    defined in the related Prospectus
                                    Supplement, the "Pre-Funding Account"),
                                    one or more classes of the outstanding
                                    Notes may be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

 The Certificates.................  A series may include one or more classes of Certificates and may not include any
                                    Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                                    Except in the case of any Strip
                                    Certificates (as defined below), each
                                    class of Certificates will have a stated
                                    Certificate Balance specified in the
                                    related Prospectus Supplement (the
                                    "Certificate Balance") and will accrue
                                    interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate, or the method for determining the Pass Through Rate, for each class of Certificates.

                                    With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                    If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                    If the Servicer exercises its option to
                                    purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing
                                    Agreements--Termination",
                                    Certificateholders will receive as a
                                    prepayment an amount in respect of the
                                    Certificates as specified in the related
                                    Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

 The Trust Property...............  The property of each Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "Receivables") secured by new or used (i) automobiles, light-duty trucks and motorcycles (the "Financed Motor Vehicles") and/or (ii) recreational vehicles (the "Financed Recreational Vehicles"), including rights to receive certain payments made with respect to such Receivables, security interests in the Financed Motor Vehicles and Financed Recreational Vehicles (collectively, the "Financed Vehicles") financed thereby, certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a

                                    Trust, the Seller(s) will sell or transfer
                                    Receivables (the "Initial Receivables")
                                    having an aggregate principal balance
                                    specified in the related Prospectus
                                    Supplement as of the dates specified
                                    therein (the "Initial Cut-off Date") to
                                    the Depositor, and the Depositor will
                                    transfer the Initial Receivables to such Trust on the Closing Date pursuant to either a Sale and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Reserve Account and any other account identified in the applicable Prospectus Supplement.

                                    To the extent provided in the related
                                    Prospectus Supplement, the Seller(s) will be obligated (subject only to the availability thereof) to sell to the Depositor which will be obligated to purchase and sell to the related Trust, and such Trust will then be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days after the Closing Date, and with respect to any other Trust will not exceed the period of one year after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                                    The Receivables arise or will arise from loans originated by motor vehicle and recreational vehicle dealers (the "Dealers") and purchased, directly or indirectly, by a Seller(s) and sold to the Depositor. The Receivables will be selected from the contracts and loans owned by a Seller(s) or the Depositor based on the criteria specified in the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

Credit and Cash Flow
 Enhancement.....................   If and to the extent specified in the
                                    related Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related
                                    Prospectus Supplement.

Transfer and Servicing
Agreements......................    With respect to each Trust, the Seller
                                    will sell the related Receivables to the Depositor, which, in turn, will sell the related Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. If so specified in the related Prospectus
                                    Supplement, the person specified therein as Administrator will undertake certain administrative duties under an
                                    Administration Agreement with respect to any Trust that has issued Notes, which duties, in the absence of an Administrator, would be performed for such Trust by the related Indenture Trustee or by the Depositor.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will advance scheduled payments under each Precomputed Receivable which shall not have been timely made (a "Precomputed Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables. With respect to Simple Interest Receivables, the Servicer shall advance any interest shortfall (a "Simple Interest

                                    Advance" and, together with a Precomputed
                                    Advance, an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                                    Unless otherwise provided in the related
                                    Prospectus Supplement, the Depositor will be obligated to repurchase any Receivable from the Trust, and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor, if the interest of the applicable Trust in such Receivable is materially adversely affected by a breach of any representation or warranty made by such Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to such Seller and the Depositor of the breach. If so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute to be summarized in the related Prospectus Supplement.

                                    Unless otherwise provided in the related
                                    Prospectus Supplement, the Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related Prospectus Supplement, the "Final Scheduled Maturity Date"), changes the annual percentage rate ("APR") or amount of a scheduled payment of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements--Servicing
                                    Compensation and Payment of Expenses"
                                    herein and in the related Prospectus
                                    Supplement.

Certain Legal Aspects of
 the Receivables; Repurchase
  Obligations....................   In connection with the sale of Receivables
                                    to a Trust, security interests in the
                                    Financed Vehicles securing such
                                    Receivables will be assigned, directly or indirectly, by the related Dealer to the Seller(s) and by the Seller(s) to the Depositor and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Motor Vehicles and those Financed
                                    Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect any such assignments, the Uniform
                                    Commercial Code ("UCC") financing
                                    statements in respect of those Financed
                                    Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed
                                    Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle.

                                    Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure.

Tax Status........................  Owner Trust

                                    Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that for federal income tax purposes: (i) all or certain specified classes of Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each
                                    Certificateholder (to the extent there are two or more Certificateholders), by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such
                                    Certificateholder is a partner for federal income and state income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made" herein.

                                    Grantor Trust

                                    If the Prospectus Supplement specifies
                                    that the related Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See--"Material Federal Income Tax Consequences--Trusts Treated as a Grantor Trust" herein.

                                    FASIT

                                    If the Prospectus Supplement specifies
                                    that the related Trust will be treated as a financial asset securitization investment trust ("FASIT"), it is the opinion of Tax Counsel that such Trust will on the startup date qualify as a FASIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a FASIT under the Code assuming a timely FASIT election is made. Based on the foregoing and assuming compliance with the Transaction Documents, certain of the Securities will qualify as regular interests in a FASIT ("Regular Securities") which will generally be treated as debt for U.S. federal income tax purposes. The beneficial owners of FASIT Regular Securities will be required to include the interest payable on such FASIT Regular Securities in gross income as such interest accrues, regardless of the regular method of tax accounting and in advance of receipt of the cash attributable to such interest income. See "Material Federal Income Tax Consequences -- Trusts for which a FASIT Election is Made" herein.

 ERISA Considerations.............  Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified therein, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust are eligible for purchase by employee benefit plans and individual retirement accounts. The related Prospectus Supplement will specify whether the Certificates of any other series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

Certain Legal Aspects--Security Interests in Financed Vehicles may be Limited

         Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, are subject to certificate of title statutes will not be amended to reflect such assignments, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states.

         Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Vehicle securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected and, as a result, the amount available for distribution to the Securityholders may be adversely affected.

         Certain Liens Will Have Priority over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" herein.

Certain Legal Aspects--Security Interest in Receivables May be Limited

         The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York and Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed Custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of the interest of each Trust and any related Indenture Trustee in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements.

Certain Legal Aspects--Consumer Protection Laws May Reduce Payments to Securityholders

         Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of a Trust to realize amounts would in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" herein.

Certain Legal Aspects--Insolvency May Result in Delays or Reductions of Payments to Securityholders

         Each Seller will represent and warrant that the transfer of Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the transfer of Receivables by it to the Trust will constitute a sale.

         Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller that is not a bank (a "Nonbank Seller") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.

         Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Seller Affiliate identified therein, the Indenture Trustee or Trustee for such trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

Reliance on Representations and Warranties by the Depositor, the Seller(s) and the Servicer Which Proves to be Inadequate May Result in Delays or Reductions of Payment to Securityholders

         None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". If collections on any Receivable should be reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer should fail for any reason to perform in accordance with that obligation, then delays in payments on the Securities and reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         Subordination of Certain Certificates May Result in Reduced Payments to Those Certificates. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

         Limited Assets and Risk that such Assets will not be Sufficient to Pay Securities in Full. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted, the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquencies, loan losses and repossessions with respect to the Receivables.

         Risk that Prepayments will Adversely Affect Average Life and Yields of Securities. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under the caption "Certain Legal Aspects--Insolvency Considerations--Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trust", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Seller Affiliate occurs.

         Risk of Commingling by the Servicer May Lead to Funds not being Available for Distribution. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer should be unable to remit such funds, such funds would not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Risks Associated with Subsequent Receivables and the Pre-Funding Account

         If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other Trust, will not exceed the period of one year from and after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

         Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. Underwriting criteria, if any, applicable to Subsequent Receivables will be set forth in the applicable Prospectus Supplement. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. However, except as otherwise set forth in the applicable Prospectus Supplement and unless the applicable underwriting criteria so permit, it is not expected that such variance in the characteristics of the entire pool due to the inclusion of Subsequent Receivables will be materially different from the characteristics of the pool of Initial Receivables. Nevertheless, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

         Subsequent Receivables May Affect Weighted Average Maturity of Notes Issued by a FASIT. Subsequent Receivables could extend the weighted average life of Notes in a particular FASIT. The outstanding principal amount of each Class of Notes will be payable on their respective Final Scheduled Distribution Dates. The Final Scheduled Distribution Date for each Class of Notes will not be extended or shortened by the addition of Subsequent Receivables.

         Use of Balance in Pre-Funding Account to Prepay Securities May Adversely Affect Average Life and Yields of Securities. A higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

Rights of the Noteholders to Direct Certain Matters May Adversely Affect Certificateholders

         In general, with respect to any Trust issuing Notes, until the Notes have been paid in full the right to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

         For example, with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

Book-Entry Registration May Reduce the Liquidity of the Securities

         Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                                  THE TRUSTS

         With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, purchase money notes or other notes between dealers (the "Dealers") and purchasers (the "Obligors") of new and used (i) automobiles, light-duty trucks and motorcycles ("Financed Motor Vehicles," and the Receivables with respect thereto, "Motor Vehicle Receivables") and/or (ii) recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cut-off Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cut-off Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the

Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

         The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. See "Risk Factors--Certain Legal Aspects--Security Interest in Financed Vehicles," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

         If the protection provided to any holders of a series of Notes by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states or, if applicable, under federal law, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein.

         The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

FASIT Election

         If specified in the related Prospectus Supplement, principal collections received on the Receivables may be applied to purchase additional Receivables which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Receivables will be required to meet. Such characteristics will be specified in terms of the categories described in this section.

The Trustee

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and

Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

General

         The Receivables in each Receivables Pool are and will be retail installment sales contracts, retail installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "Seller") and the Dealer and will be Motor Vehicle Receivables and/or Recreational Vehicle Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables and/or Recreational Vehicle Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (i.e., new and used automobiles, light duty trucks and motorcycles, and new and used recreational vehicles) securing the Receivables being sold by such Seller and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, retail installment loans and other receivables secured by each of such asset types. Each Seller with respect to a series of Securities will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

         The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used motor vehicle or motorcycle recreational vehicle,
(ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cut-off Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the retail installment sales contracts, retail installment loans, purchase money orders or notes constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

         "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

         Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables and/or Recreational Vehicle Receivables and the portion of each category secured by new Financed Vehicles and by used Financed Vehicles.

Subsequent Receivables

         Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

Underwriting

         The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

Servicing and Collections

         The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

Delinquencies, Repossessions and Net losses

         Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans and/or recreational vehicle loans (including previously sold contracts which a Seller continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rates of prepayment of motor vehicle loans and recreational vehicle loans are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of
(a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

         Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

         Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and to pay for certain expenses incurred in connection with the purchase of Receivables and sale of Securities.

                                  THE COMPANY

         SSB Vehicle Securities Inc. (the "Company") was incorporated in the State of Delaware on November 7, 1997 as a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. The Depositor maintains its principal office at 390 Greenwich Street, New York, New York 10013. Its telephone number is (212) 816-6000.

         The only obligations, if any, of the Company with respect to a series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle. The Company does not have, is not required to have, and is not expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates and/or Notes may be an affiliate of the Company. The Company anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller or Transferor.

         None of the Company, the Seller(s) or any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                           DESCRIPTION OF THE NOTES

General

         With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Principal of and Interest on the Notes

         The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

         To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

The Indenture

         Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

         The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 50% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 50% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

         If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of such Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

General

         With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

         Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

Distributions of Principal and Interest

         The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of, or method of determining, distributions with respect to principal of and interest on each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the

Notes and the Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

         Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement.

Fixed Rate Securities

         Each class of Fixed Rate Securities will bear interest at the applicable Interest Rate or Pass Through Rate per annum, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

Floating Rate Securities

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

         The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

         "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

         The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

         Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index

Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:
                                         D x 360
                  Money Market Yield=    --------------- x 100
                                         360 - (D x M)

where "D" refers to the applicable rate per annum for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

         The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

         Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

         The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

         LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

         (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the Telerate Page 3750 ("LIBOR Telerate"). For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

         Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

         The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

         The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

Book-Entry Registration

         Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Clearstream or Euroclear. Cede, as nominee for DTC, will hold the Securities. Clearstream and Euroclear will hold omnibus positions in the Notes on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC's participating organizations (the
"Participants") will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Clearstream Banking, societe anonyme, formerly known first as "Cedel S.A." and more recently as "Cedelbank" ("Clearstream"), is a professional depository incorporated under the law of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depository, Clearstream is subject to regulation by the Commission du Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Class of Securities. Clearstream Customers in the United States are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust

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companies that clear through or maintain a custodial relationship with a
Clearstream Customer, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator" or "Euroclear"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear clearance system. The Euroclear clearance system establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s) of any Class of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described under "Definitive Securities" below.

         Except as required by law, neither the Administrator, if any, nor the applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

         If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer

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

Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

         Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

         Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

Reports to Securityholders

         With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

         (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

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

         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

         (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

         (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

         (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

         (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

         (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

         (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

         (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and
(viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

         In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period for such Trust required by Rule 15d-1 of Regulation D under the Exchange Act.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements.

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

Sale and Assignment of Receivables

         On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Depositor will transfer and assign to the Applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

         In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the related Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the day specified in the related Prospectus Supplement (the "Purchase Amount"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

         Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale contracts, retail installment loans, purchase money notes or other notes and any other documents relating to the Receivables. The

Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

Accounts

         With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

         If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors with respect to Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

         Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle, recreational vehicle retail sale contracts or retail installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

Servicing Procedures

         The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle and/or recreational vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the related Receivable at public or private sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third party subservicers. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that, not withstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer serviced the Receivables directly.

Collections

         With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period ") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) there exists no Servicer Default and (ii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

         Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period when the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

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Advances

         Precomputed Receivables. If so provided in the related Prospectus Supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance in the amount of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement.

         Simple Interest Receivables. If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of the available funds for the related collection Period prior to any distribution(s) on the related Payment Date or Distribution Date to the Noteholders or the Certificateholders of the related series.

         With respect to any Trust, the Servicer will generally collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle and/or recreational vehicle as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool.

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

Distributions

         With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal of and interest (or, where applicable, of principal of or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

Credit and Cash Flow Enhancement

         The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

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

Net Deposits

         As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with the Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

Statements to Trustees and Trust

         Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders" herein.

Evidence as to Compliance

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and the Applicable Trustee or Trustee statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

Certain Matters Regarding the Servicer

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law and except as provided below. No such resignation will become effective until the Applicable Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and

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

Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

Servicer Default

         "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will, unless otherwise provided in the related Prospectus Supplement, consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 50% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

         In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 50% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

Waiver of Past Defaults

         With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related

Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement.

Termination

         With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage not lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement,

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

the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

         If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

Administration Agreement

         If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.

Security Interest in Vehicles

         In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain

Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

         Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

         In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Special Considerations--Certain Legal Aspects--Security Interests in Financed Vehicles".

         Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.

Repossession

         In the event of default by vehicle purchasers, the holder of the motor vehicle or recreational vehicle installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectable.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson--Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables. The Trust and the Company may not have obtained all licenses required under any federal or state consumer laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in enforcement actions.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would usually constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

         Under the terms of the Soldiers' and Sailors' Civil Relief Act, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances California residents called into active duty with the reserves can delay payments on retail installment sale contracts, including the Receivables, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess a Financed Vehicle subject to an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses caused by the inability to realize upon the related Financed Vehicle in a timely fashion.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, including, where applicable, proposed regulations and judicial and administrative ruling authority, all of which are subject to change, which change may be retroactive. The opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters is discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

         The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the Certificates are retained by the Depositor or an affiliate thereof, (iii) the Trust will be treated as a grantor trust, or (iv) an election is made to treat the Trust as a FASIT under the Code. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust or a security device for federal income tax purposes.

Trusts for which a Partnership Election is Made

         Tax Characterization of the Trust as a Partnership

         With respect to a Trust for which a partnership election is made, it is the opinion of Tax Counsel that such Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's opinion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

         Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat such Notes as debt for federal income tax purposes. It is the opinion of Tax Counsel that such Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that principal and interest is payable on the Notes and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID (including de minimus OID) and gain previously included by such

Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective holders are urged to consult their own tax advisors regarding these provisions.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. A foreign partnership holding Notes on its own behalf may be subject to substantially increased reporting requirements and should consult its tax advisor. If such interest is not portfolio interest, then it will be subject to withholding tax at a rate of 30 percent, unless the foreign person provides a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. If the interest is effectively connected income, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

         Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, that the Certificates are not indexed securities, that principal and interest are distributed on the Certificates, and that a series of securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. Unless otherwise indicated in the Prospectus Supplement, the applicable Seller will represent that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination.. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "old partnership") to a new partnership in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Persons. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on the applicable Form W-8BEN or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships holding certificates on their own behalf may be required to satisfy substantially increased information requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Trusts in which all Certificates are Retained by the Seller or an Affiliate of the Seller

         Tax Characterization of the Trust. Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by Depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder.

         Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under the heading "Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and more likely in the view of Tax Counsel, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.

Trusts Treated as Grantor Trusts

         If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."
         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. A Grantor Trust Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Further, a Certificateholder (other than a corporation) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining its alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting generally must take into account its pro rata share of items of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of items of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" rules of the Code discussed below.

         Stripped Bonds. If the servicing fees on the Receivables are deemed to exceed reasonable servicing compensation, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount on Stripped Bonds." The original issue discount on a Grantor Trust Certificate would be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will equal the price paid by such purchaser therefor. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any. Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

         Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables treated as stripped bonds (the "stripped bonds"). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation would be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This would be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period would then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

         With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.
Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Foreign partnerships may be subject to increased identification requirements. Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or certain estates or trusts.

         Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

Trusts for which a FASIT Election is Made

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT provisions"), which provide for a new type of entity for United States federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Tax Counsel will deliver its opinion that a trust for which a FASIT election is made will be treated as a FASIT for federal income tax purposes assuming compliance with the terms of the Trust Agreement (including the making of a timely FASIT election) and related documents. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the Trust or the holders of FASIT regular interests (such holders, "FASIT Regular Noteholders"). Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the continuing qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust. In general, the FASIT legislation will enable a trust to be treated as a pass through entity not subject to United States federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for United States federal income tax purposes. While the FASIT provisions of the Code permit the addition of assets to a FASIT Trust during the life of the FASIT Trust, no assets other than Subsequent Receivables will be added to the Trust after the initial issuance of the Trust's securities and such Subsequent Receivables will be added only during the Funding Period, if any. A Receivable may be removed from the Trust solely for a breach of a representation or warranty relating to such Receivable as set forth in the related sale and servicing agreement.

         Qualification as a FASIT. A trust will qualify under the Code as a FASIT in which FASIT Regular Notes will constitute the "regular interests" and the certificate issued by the trust (the "FASIT Ownership Security") will constitute the "ownership interest", respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Noteholders' interests in the FASIT are met on a continuing basis, and (iii) the trust is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition. In order for the Trust to be eligible for FASIT status, substantially all of the assets of the Trust must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a Real Estate Mortgage Investment Conduit as defined in Section 860D of the Code ("REMIC") (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),
(iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a FASIT regular interest if
(i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Note that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Note and that have the same features as High-Yield Interests.

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the Issuer to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer would be unable to elect FASIT status in future years without the approval of the Commissioner. If FASIT status is lost, under proposed Treasury regulations, the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value, and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each regular interest outstanding immediately before the cessation of FASIT status over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs from the regular interest either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Notes. Payments received by holders of FASIT Regular Notes generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Holders of FASIT Regular Notes must report income from such Notes under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Notes issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Note generally will be treated as ordinary income to the holder and a principal payment on such Note will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. FASIT Regular Notes issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for Notes. See "Certain Federal Income Tax Consequences -- Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Notes," above.

         Under proposed Treasury regulations, if a foreign person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Note and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. FASIT Regular Note holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a foreign person and the foreign regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         If a FASIT Regular Note is sold or exchanged, the holder thereof generally will recognize gain or loss upon the sale in the manner described above for Notes. See "Certain Federal Income Tax Consequences -- Trusts for which a Partnership Election is Made -- Tax Consequences to Holders of the Notes -- Sale or Other Disposition." In addition, if a FASIT Regular Note becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of such Note should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Notes issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT

Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences -- FASIT Provisions -- Interests in a FASIT."

         Losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any offering for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Notes and Ownership Securities will be subject to backup withholding to the same extent holders of Notes would be subject. See "Certain Federal Income Tax Consequences -- Trusts for which a Partnership Election is Made -- Foreign Holders" and " -- Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Notes and Ownership Securities generally will be treated in the same manner as holders of Notes.

                                     * * *

         THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR NOTEHOLDER OR CERTIFICATEHOLDER DEPENDING UPON SUCH NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF FUTURE CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Prohibited Transaction Exemption

         The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates or securities denominated as debt instruments (collectively "Securities") representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Securities by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the Securities are the following:

         (i) The acquisition of the Securities by a Benefit Plan is on terms (including the price for the Securities) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

         (ii) The Securities acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's Ratings Service, Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

         (iii) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

         (v) The Benefit Plan investing in the Securities is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Securities in connection with the initial issuance, at least fifty (50) percent of the Securities and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in each class of Securities does not exceed twenty-five (25) percent of all of the Securities of that class outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of Benefit Plans for which the fiduciary renders investment advice or has discretionary authority are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         The Prospectus Supplement for each series will indicate the classes of Securities offered thereby to which this Exemption will apply.

                             PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

         This Prospectus may be used, to the extent required, by the Underwriter in connection with offers and sales related to market making transactions.

         Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Sidley Austin Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Sidley Austin Brown & Wood LLP. Material federal income tax matters will be passed upon for each Trust by Sidley Austin Brown & Wood LLP.

                                INDEX OF TERMS

Actuarial Receivables........................................................15
adjusted issue price.........................................................51
Administration Agreement.....................................................39
Administration Fee...........................................................39
Administrator................................................................39
Advance.......................................................................5
Advances.....................................................................34
Amortizable Bond Premium Regulations.........................................52
Applicable Trustee...........................................................27
APR...........................................................................6
Base Rate....................................................................22
Benefit Plan.................................................................56
Calculation Agent............................................................23
Calculation Date.....................................................23, 24, 26
capital asset................................................................53
CD Rate......................................................................23
CD Rate Determination Date...................................................23
CD Rate Security.............................................................22
Cede.........................................................................12
Certificate Balance...........................................................4
Certificate Distribution Account.............................................32
Certificate Pool Factor......................................................16
Certificates..................................................................1
Clearstream..................................................................27
Clearstream Customers........................................................27
Closing Date.................................................................31
Code.........................................................................43
Collection Account...........................................................32
Collection Period............................................................33
Commercial Paper Rate........................................................23
Commercial Paper Rate Determination Date.....................................23
Commercial Paper Rate Security...............................................22
Commission....................................................................2
Commissioner.................................................................54
Company.............................................................1, 2, 3, 17
Composite Quotations.........................................................22
Cut-off Date.................................................................12
daily portions...............................................................50
Dealer Agreements............................................................12
Dealers...................................................................5, 12
Definitive Certificates......................................................28
Definitive Notes.............................................................28
Definitive Securities........................................................28
Depositaries.................................................................26
Depositor.....................................................................1
Depository...................................................................17
Distribution Date............................................................21
DTC..........................................................................12
DTC's Nominee................................................................12
Eligible Corporations........................................................54
Eligible Deposit Account.....................................................32
Eligible Institution.........................................................33
Eligible Investments.........................................................32
ERISA.........................................................................7
Euroclear....................................................................28
Euroclear Operator...........................................................28
Euroclear Participants.......................................................28
Events of Default............................................................19
evidence of indebtedness.....................................................53
Exchange Act..................................................................2

Exemption....................................................................57
FASIT.....................................................................7, 53
FASIT Ownership Security.....................................................54
FASIT provisions.............................................................53
FASIT Qualification Test.....................................................54
FASIT Regular Noteholders....................................................53
FASIT Trust..................................................................53
Federal Funds Rate...........................................................24
Federal Funds Rate Determination Date........................................24
Federal Funds Rate Security..................................................22
Final Scheduled Maturity Date.................................................6
Financed Motor Vehicles...................................................4, 12
Financed Recreational Vehicles............................................4, 12
Financed Vehicles.............................................................4
Fixed Rate Securities........................................................22
Floating Rate Securities.....................................................22
foreign person...............................................................45
FTC Rule.....................................................................42
Funding Period................................................................3
Global Securities...........................................................I-1
Grantor Trust Certificateholders.............................................49
Grantor Trust Certificates...................................................50
H.15(519)....................................................................22
Indenture.....................................................................3
Indenture Trustee.............................................................1
Index Maturity...............................................................22
Indirect Participants........................................................26
Initial Cut-off Date..........................................................4
Initial Pool Balance.........................................................39
Initial Receivables...........................................................4
Insolvency Event.............................................................37
Interest Rate.................................................................3
Interest Reset Date..........................................................22
Interest Reset Period........................................................22
Investment Earnings..........................................................32
IO...........................................................................54
IRS..........................................................................43
Issuer........................................................................3
LIBOR........................................................................25
LIBOR Determination Date.....................................................25
LIBOR Reuters................................................................25
LIBOR Security...............................................................22
LIBOR Telerate...............................................................25
London Banking Day...........................................................25
market discount..............................................................51
Money Market Yield...........................................................24
Motor Vehicle Receivables....................................................12
New Arrangement..............................................................55
Nonbank Seller................................................................9
Note Distribution Account....................................................32
Note Pool Factor.............................................................16
Notes.........................................................................1
Obligors.....................................................................12
OID..........................................................................44
OID regulations..............................................................44
old partnership..............................................................47
original issue discount......................................................50
Participants.............................................................17, 26
Pass Through Rate.............................................................4
Payahead Account.............................................................32
Payaheads....................................................................33
Payment Date.................................................................18
Plan Assets Regulation.......................................................56

Pool Balance.................................................................16
Pooling and Servicing Agreement...............................................3
Precomputed Advance...........................................................5
Precomputed Receivables......................................................15
Pre-Funded Amount.............................................................5
Pre-Funding Account........................................................1, 3
Prospectus Supplement.........................................................1
Purchase Amount..............................................................31
qualified stated interest....................................................51
Rating Agencies..............................................................11
Receivables................................................................1, 4
Receivables Pool.............................................................12
Receivables Purchase Agreement...............................................31
Recreational Vehicle Receivables.............................................12
Registration Statement........................................................2
Regular Securities............................................................7
Related Documents............................................................20
REMIC........................................................................54
Reserve Account..............................................................35
Restricted Group.............................................................57
Reuters Screen LIBO Page.....................................................25
Rule of 78's Receivables.....................................................15
Rules........................................................................27
Sale and Servicing Agreement..................................................4
Schedule of Receivables......................................................31
Section 1286 Treasury Regulations............................................50
Securities................................................................1, 57
Securities Act................................................................2
Seller.......................................................................14
Seller Affiliate..............................................................3
Servicer...................................................................1, 3
Servicer Default.............................................................37
Servicing Fee................................................................34
Servicing Fee Rate...........................................................34
Short-Term Note..............................................................44
Simple Interest Advance.......................................................5
Simple Interest Receivables..................................................14
Spread.......................................................................22
Spread Multiplier............................................................22
Strip Certificates............................................................4
Strip Notes...................................................................3
stripped bonds...............................................................50
Subsequent Receivables.....................................................1, 5
Subsequent Transfer Date.....................................................31
Tax Counsel..................................................................43
Telerate Page 3750...........................................................25
Terms and Conditions.........................................................28
Transfer and Servicing Agreements............................................30
Transferor.................................................................1, 3
Treasury bills...............................................................25
Treasury Rate................................................................25
Treasury Rate Determination Date.............................................26
Treasury Rate Security.......................................................22
Trust......................................................................1, 3
Trust Accounts...............................................................32
Trust Agreement...............................................................3
Trustee....................................................................1, 3
U.S. Person.............................................................53, I-3
UCC.......................................................................6, 32
Underwriting Agreement.......................................................58

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption of non-U.S. Persons (or Form W-8BEN). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Person with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form W-8BEN is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owner of Notes or such owner's agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or Form W-8ECI filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or certain estates or trusts.

                             Prospectus Supplement


                              SSB RV Trust 2001-1

            $       29,400,000    % Asset Backed Notes, Class A-1
            $      237,000,000    % Asset Backed Notes, Class A-2
            $      190,000,000    % Asset Backed Notes, Class A-3
            $       74,000,000    % Asset Backed Notes, Class A-4
            $       47,888,000    % Asset Backed Notes, Class A-5
            $       24,298,000    % Asset Backed Notes, Class B
            $       22,678,000    % Asset Backed Notes, Class C
            $       22,678,733    % Asset Backed Notes, Class D

                         Salomon Brothers Realty Corp.
                                    Seller

                          SSB Vehicle Securities Inc.
                                   Depositor


                      The CIT Group/Sales Financing, Inc.
                                   Servicer


                                 Class A Notes

                             Salomon Smith Barney

                      Countrywide Securities Corporation

                        Utendahl Capital Partners, L.P.


                      Class B, Class C and Class D Notes

                             Salomon Smith Barney

         You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these Notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of these Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these Notes will deliver a Prospectus Supplement and Prospectus until March , 2002.